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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Viacom Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIACOM INC.

April 14, 2006

Dear Stockholder:

        We are excited to invite you to attend the Viacom Inc. 2006 Annual Meeting of Stockholders, which is our first annual meeting after becoming a separate public company on December 31, 2005. The meeting will be held at the Hudson Theatre, Millennium Broadway Hotel, 145 West 44th Street (between Broadway and 6th Avenue), New York, New York at 10:30 a.m., Eastern Daylight Time, on Wednesday, May 24, 2006. Holders of Class A common stock are being asked to vote on the matters listed in the attached Notice of 2006 Annual Meeting of Stockholders.

        If you hold shares of Class A common stock, please complete, sign, date and return the enclosed proxy card promptly to ensure that your shares will be voted at the Annual Meeting. Alternatively, you may vote by telephone or the Internet by following the instructions on the enclosed proxy card, or if you attend the Annual Meeting, you may vote your shares in person.

        National Amusements, Inc., which as of March 31, 2006, beneficially owned shares of Class A common stock representing approximately 73% of the voting power of our common stock, has advised us that it intends to vote all of its shares of Class A common stock in favor of each of the matters listed in the attached notice. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

        If you plan to attend the Annual Meeting and are a registered holder of Class A common stock, please mark the appropriate box on the enclosed proxy card, or so indicate when you vote by telephone or the Internet, and an admission ticket will be sent to you. If you are a registered holder of Class B common stock or you hold shares of Class A or Class B common stock in a brokerage account and you plan to attend the Annual Meeting, you will need to obtain an admission ticket in advance by sending a written request along with proof of ownership (such as your brokerage firm account statement or statement of holdings from our transfer agent) to Director, Shareholder Relations, Viacom Inc., 1515 Broadway, 51st Floor, New York, NY 10036-5794. Please bring photo identification with you for admittance to the meeting.

        We appreciate your continued interest in and support of our company and look forward to seeing you at the Annual Meeting.

SUMNER M. REDSTONE Executive Chairman of the Board of Directors and Founder	TOM FRESTON President and Chief Executive Officer

VIACOM INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

To Viacom Stockholders:

        The Viacom Inc. 2006 Annual Meeting of Stockholders will be held at the Hudson Theatre, Millennium Broadway Hotel, 145 West 44th Street (between Broadway and 6th Avenue), New York, New York at 10:30 a.m., Eastern Daylight Time, on Wednesday, May 24, 2006. The principal business of the meeting will be the consideration of the following matters:

  1.
  The election of 12 directors;

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor for fiscal year 2006; and

  3.
  Such other business as may properly come before the Annual Meeting.

        The close of business on March 31, 2006 has been fixed as the record date for determining the holders of shares of our Class A common stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at 1515 Broadway, New York, New York.

By order of the Board of Directors,

MICHAEL D. FRICKLAS Executive Vice President, General Counsel and Secretary

April 14, 2006

VIACOM INC.
2006 PROXY STATEMENT

SEPARATION FROM THE FORMER VIACOM INC.

        On December 31, 2005, we became a stand-alone public company in connection with our separation (the "separation") from the former Viacom Inc. (the "Former Viacom"). Prior to the separation, we were a wholly-owned subsidiary of the Former Viacom known as "New Viacom Corp." and acquired all of our initial businesses from the Former Viacom. The separation was effected through a merger, pursuant to which Viacom Merger Sub Inc. was merged with Former Viacom, with Former Viacom continuing as the surviving entity and being renamed CBS Corporation, and New Viacom Corp. being renamed Viacom Inc.

        On December 31, 2005, in connection with the merger and the separation, each outstanding share of Former Viacom Class A common stock was converted into the right to receive 0.5 of a share of our Class A common stock, par value $0.001 per share, and 0.5 of a share of CBS Corporation Class A common stock. Similarly, each outstanding share of Former Viacom Class B common stock was converted into the right to receive 0.5 of a share of our Class B common stock, par value $0.001 per share, and 0.5 of a share of CBS Corporation Class B common stock. Cash was paid in lieu of fractional shares of our common stock and CBS Corporation common stock.

        References in this proxy statement to "we," "us," "our," and "Viacom" refer to Viacom Inc. and our consolidated subsidiaries, unless the context requires otherwise.

VOTING AND SOLICITATION OF PROXIES

Solicitation of Proxies

        The Viacom Board of Directors is soliciting a proxy from stockholders of our Class A common stock for the matters to be considered at the 2006 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 24, 2006 at 10:30 a.m., Eastern Daylight Time. The close of business on March 31, 2006 is the record date for determining the holders of our Class A common stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Holders of Class A common stock will receive along with this proxy statement a proxy card or voting instruction card to vote their shares. Holders of our non-voting Class B common stock will receive this proxy statement but are not entitled to vote at the Annual Meeting or any adjournment thereof.

        As of March 31, 2006, we had outstanding 63,766,402 shares of Class A common stock, each of such shares being entitled to one vote, and 662,754,705 shares of Class B common stock. We intend to commence distribution of this proxy statement and related materials on or about April 19, 2006.

Submission of Proxies

        The persons named in the proxy card (the "proxy holders") have been designated by our Board of Directors to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of Viacom. They will vote the shares represented by each valid and timely received proxy in accordance with your instructions, or if you do not specify instructions on your proxy, the shares represented by the proxy will be voted in accordance with the recommendations of the Board of Directors as described in this proxy statement. If any other matter properly comes before the Annual Meeting, the proxy holders will vote the shares represented by proxy on that matter in their discretion.

        Holders of Class A common stock may submit a proxy in either of the following ways:

  •
  Complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting; or

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  By telephone or the Internet by following the instructions on the proxy card or voting instruction card. Your telephone or Internet proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 23, 2006.

        Shares Held in the Viacom 401(k) Plan.    Voting instructions relating to shares of Class A common stock held in our 401(k) plan must be received no later than 11:59 p.m., Eastern Daylight Time, on May 22, 2006 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Shares held in 401(k) plan that are not voted or for which the trustee does not receive timely voting instructions will be voted by the trustee in the same proportion as the shares held in the plan that are timely voted.

        Voting other than by Proxy.    While we encourage holders of Class A common stock to vote by proxy, holders of Class A common stock (other than shares held in a 401(k) plan) also have the option of voting their shares in person at the Annual Meeting.

Revocation of Proxies

        A proxy may be revoked before the voting deadline by sending written notice to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794, or by submission (including telephonic or Internet submission) of a proxy bearing a later date than the proxy being revoked to ADP Proxy Services, P.O. Box 9162, Farmingdale, NY 11735. Revocations made by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on May 23, 2006. A holder may also revoke a proxy by voting in person at the Annual Meeting.

        Shares Held in the Viacom 401(k) Plan.    Voting instructions relating to shares of Class A common stock held in our 401(k) plan may be revoked prior to 11:59 p.m., Eastern Daylight Time, on May 22, 2006 by sending written notice to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794, or by submission (including telephonic or Internet submission) of voting instructions bearing a later date than the voting instructions being revoked to ADP Proxy Services, P.O. Box 9162, Farmingdale, NY 11735.

Quorum

        Under our Amended and Restated Bylaws, the holders of a majority of the aggregate voting power of the Class A common stock outstanding on the record date, present in person or by proxy at the Annual Meeting, shall constitute a quorum. Abstentions and broker non-votes will be treated as present for purposes of determining the presence of a quorum.

Majority Vote; Approval of the Matters to Be Considered at the Annual Meeting

        The Board of Directors recommends a vote FOR each of the following matters:

  1.
  The election of each of the 12 nominated directors; and

  2.
  The ratification of the appointment of PricewaterhouseCoopers LLP ("PwC") to serve as our independent auditor for fiscal year 2006.

        The affirmative vote of the holders of a majority of the aggregate voting power of Class A common stock present in person or by proxy at the Annual Meeting is required to approve each of the matters set forth above. Any broker non-votes (as described below) will have no effect on the voting results for such matters. An abstention with respect to any matter will have the effect of a vote against such matter.

        Beneficial holders of Class A common stock hold their shares in "street name" through a broker or other nominee. Under the rules of the New York Stock Exchange (the "NYSE"), the broker or nominee may not be permitted to exercise voting discretion with respect to some matters to be acted upon at stockholders' meetings. Therefore, if a beneficial holder does not give the broker or nominee specific voting instructions, the holder's shares may not be voted on those matters and a broker non-vote will occur.

        As of March 31, 2006, National Amusements, Inc. beneficially owned through its wholly-owned subsidiary, NAIRI, Inc., approximately 73% of the outstanding Class A common stock and approximately 12% of the outstanding Class A common stock and Class B common stock on a combined basis. Sumner M. Redstone, the controlling stockholder of National Amusements, is the Executive Chairman of our Board of Directors and our Founder. National Amusements has advised us that it intends to vote all of its shares of Class A common stock in favor of each of the matters listed above. Such action by National Amusements will be sufficient to constitute a quorum and to approve each of the matters.

Cost of Proxy Solicitation and Inspector of Election

        We will pay the cost of the solicitation of proxies, including the preparation, printing and mailing of this proxy statement and the related materials. We will furnish copies of these materials to banks, brokers, fiduciaries and custodians that hold shares on behalf of beneficial owners so that they may forward the materials to the beneficial owners.

        We have retained IVS Associates, Inc. to tabulate the votes and serve as the independent inspector of election for the Annual Meeting.

Mailing Address

        Our mailing address is Viacom Inc., 1515 Broadway, New York, NY 10036-5794, and our telephone number is (212) 258-6000. Our website address is www.viacom.com.

CORPORATE GOVERNANCE

        Our corporate governance practices are established, monitored and regularly assessed by our Board of Directors with assistance from the Governance and Nominating Committee. The Board considers current and proposed legal requirements and governance best practices in connection with its decisions on our governance practices. In several areas, our practices go beyond the requirements of the New York Stock Exchange corporate governance listing standards (the "NYSE listing standards"). For example, despite being a "controlled company" (which is a company of which more than 50% of the voting power is held by an individual or another company), we have a majority of independent directors on our Board (currently 8 of 12 directors are independent) and have an independent Compensation Committee and an independent Governance and Nominating Committee, none of which is required for controlled companies under the NYSE listing standards.

        Our principal governance documents are as follows:

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  Corporate Governance Guidelines

  •
  Board Committee Charters:

  •
  Audit Committee Charter

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  Compensation Committee Charter

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  Governance and Nominating Committee Charter

  •
  Business Conduct Statement

  •
  Supplemental Code of Ethics for Senior Financial Officers

        These documents are available in the "corporate governance, compliance & ethics" section of our website at www.viacom.com, and copies of these documents may also be requested by writing to Investor Relations, Viacom Inc., 1515 Broadway, New York, NY 10036-5794.

        Certain important aspects of our governance documents are summarized below. We encourage our stockholders to read our governance documents, as we believe they illustrate our commitment to good governance practices and ethical business conduct.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines (the "Guidelines") set forth our corporate governance principles and practices on a variety of topics, including the responsibilities, composition and functioning of the Board and the roles of the Board Committees. The Governance and Nominating Committee assesses the Guidelines annually and makes recommendations to the Board on any changes that should be implemented. Our Guidelines address, among other things:

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  Board membership criteria, including our director independence standards;

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  the requirement to hold separate executive sessions of the non-management directors and of the independent directors a minimum number of times each year;

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  stock ownership guidelines for directors and the Board's policies for setting director compensation;

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  director orientation and continuing education, and policies regarding director access to management, employees and independent advisors;

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  means for stockholders and interested parties to communicate with the non-management directors;

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  the role of the non-management directors in executive succession planning; and

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  the annual self-evaluation of the Board to assess its effectiveness.

Board Committee Charters

        We have three standing Board committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Each committee operates under a written charter adopted by the Board that sets forth the purpose, objectives and responsibilities of each committee and discusses matters such as committee membership requirements, number of meetings and the setting of meeting agendas. A copy of the Audit Committee Charter is attached to this proxy statement as Annex A. The charters are assessed annually and are updated as needed. More information on the Committees, their respective roles and responsibilities and their charters can be found under "Our Board of Directors—Board Committees."

Business Conduct Statement

        Our Business Conduct Statement (the "BCS") sets forth our standards for ethical conduct that are expected of all officers, employees and directors of Viacom and its subsidiaries. The BCS has been distributed to our employees worldwide and has been translated into 19 languages. As part of our compliance and ethics program, employees regularly receive training on the contents of the BCS and are required to certify as to compliance with the BCS, to disclose any potential conflicts of interest on an ongoing basis and appropriately report on suspected violations. The BCS addresses, among other things, topics such as:

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  Compliance with laws, rules and regulations;

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  Conflicts of interest, including the disclosure of potential conflicts;

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  Confidentiality, insider information, and fair disclosure;

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  Financial accounting and improper payments;

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  Our commitment to being an equal opportunity employer and to providing a bias-free and harassment-free workplace environment;

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  Fair dealing and relations with competitors, customers and suppliers;

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  Anti-corruption laws such as the Foreign Corrupt Practices Act;

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  Health, safety and the environment; and

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  Political contributions and payments.

        The BCS also identifies numerous avenues for employees to report violations of the BCS, matters of alleged financial impropriety, or any other matters of concern, anonymously or with attribution, to the appropriate officers of Viacom and/or the Audit Committee. These avenues include telephone hotlines (in the United States and for numerous international locations), email contacts and reporting through various internal websites at Viacom and its subsidiaries. The BCS makes clear that retaliation against an employee for a report made in good faith will not be tolerated.

        We have a dedicated senior compliance professional who reports to the Audit Committee, the Chief Executive Officer and the General Counsel, and chairs a compliance committee consisting of senior executives of various disciplines from Viacom and its business units. These individuals and entities regularly review and update training and policies that are part of the BCS, and generate more detailed policies and training for those officers and employees engaged in activities that warrant additional training. We also require that our suppliers comply with pertinent elements of our business conduct policies.

        Waivers of the BCS for our executive officers and directors will be disclosed on our website at www.viacom.com or by Form 8-K filed with the Securities and Exchange Commission (the "SEC").

Supplemental Code of Ethics for Senior Financial Officers

        The Supplemental Code of Ethics is applicable to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer (the "Senior Financial Officers"). The Supplemental Code of Ethics addresses matters specific to those senior financial positions at Viacom, including responsibility for the disclosures made in our filings with the SEC, reporting obligations with respect to certain matters and a general obligation to promote honest and ethical conduct within Viacom. As with all employees, the Senior Financial Officers are also required to comply with the BCS. Amendments to or waivers of the Supplemental Code of Ethics for these officers will be disclosed on our website at www.viacom.com or by Form 8-K filed with the SEC. Other than the waiver of conflict of interest in connection with our agreement with National Amusements and NAIRI under which they participate in our stock purchase program, no waivers of the BCS or Supplemental Code of Ethics for Senior Financial Officers have been granted. The National Amusements/NAIRI waiver is posted on our website. For more information on the agreement with National Amusements and NAIRI, see "Related Party Transactions."

OUR BOARD OF DIRECTORS

        Our Board of Directors is currently comprised of 12 members: George S. Abrams, Philippe P. Dauman, Thomas E. Dooley, Tom Freston, Ellen V. Futter, Alan C. Greenberg, Robert K. Kraft, Charles E. Phillips, Jr., Shari Redstone (Vice Chair), Sumner M. Redstone (Executive Chairman), Frederic V. Salerno and William Schwartz, each of whom became our directors effective at the time of the separation. Each of the directors that served on Former Viacom's board prior to the separation attended at least 75% of the meetings of Former Viacom's board and committees on which such director served. In addition to our Board and Committee meetings, all directors are expected to attend the Annual Meeting.

Director Independence

        General.    Our Corporate Governance Guidelines provide that a majority of our directors must be independent of Viacom, as "independence" is defined in the NYSE listing standards and in the Guidelines. The NYSE listing standards set forth five "bright-line" tests that require a finding that a director is not independent if the director fails any of the tests. In addition, the NYSE listing standards provide that a director is not independent unless the Board affirmatively determines that the director has no "material relationship" with Viacom. Our Guidelines set forth categorical standards to assist the Board in determining what constitutes a "material relationship" with Viacom. Generally under these categorical standards, the following relationships are deemed not to be material:

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  the types of relationships identified by the NYSE listing standard's bright-line tests, if they occurred more than five years ago (the Board will review any such relationship if it occurred more than three but less than five years ago);

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  a relationship whereby the director has received, or an immediate family member of the director has received for service as an executive officer, less than $100,000 in direct compensation from us during any twelve-month period within the last three years; and

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  a relationship where the director is an executive officer or employee, or an immediate family member of the director is an executive officer, of the following:

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  a company that made payments to or received payments from us for property or services in an amount that, in any of the last three fiscal years, is less than 1% of such company's annual consolidated gross revenues;

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  a company which is either indebted to us or a creditor of ours in an amount that is less than 1% of such company's total consolidated assets; and

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  a tax-exempt organization that received contributions from us in the prior fiscal year in an amount less than the greater of $500,000 or 1% of that organization's consolidated gross revenues.

        For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by the directors who are independent. In addition, the Guidelines state that, generally, the types of relationships not addressed by the NYSE listing standards or described in the Guidelines will not cause an otherwise independent director to be considered not independent. However, the Board may determine that a director is not independent for any reason it deems appropriate.

        Independence of Director Nominees.    In March 2006, the Board reviewed the independence of the directors nominated for election at the Annual Meeting to determine which director nominees meet the independence standards set forth in the NYSE listing standards and described above. As a result of this review, the Board determined that 8 of the 12 director nominees are independent. The independent director nominees are Messrs. Dauman, Dooley, Greenberg, Kraft, Phillips, Salerno and Schwartz and Ms. Futter.

Board Committees

        The following chart sets forth the current membership of our Board committees. Our Board committees were formed and the members appointed as of the time of the separation. The Board reviews and determines the membership of the committees at least annually, with input from the Governance and Nominating Committee.

Committee	Members

Audit Committee	Frederic V. Salerno, Chair Thomas E. Dooley Charles E. Phillips, Jr.

Compensation Committee	Robert K. Kraft, Chair Frederic V. Salerno William Schwartz

Governance and Nominating Committee	William Schwartz, Chair Robert K. Kraft Frederic V. Salerno

        Information about the committees, their respective roles and responsibilities and their charters is set forth below.

Audit Committee

        The Audit Committee Charter provides that the Audit Committee will be comprised of at least three independent directors and one audit committee financial expert, and that all Audit Committee members be financially literate. In accordance with its Charter, the Committee holds at least six regular meetings each year, at which it meets separately with the independent auditor at least four times each year, and regularly with our Executive Vice President, General Counsel and Secretary, our Senior Vice President, Internal Audit and other members of our senior management team. The Audit Committee is responsible for the following, among other things:

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  the appointment, compensation, retention, termination and oversight of our independent auditor, including reviewing with the independent auditor the scope of the audit plan and audit fees;

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  reviewing our financial statements and related disclosures;

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  oversight of our internal audit function; and

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  oversight of our compliance with legal and regulatory requirements.

        For additional information on the Committee's role and its oversight of the independent auditor during 2005, see "Report of the Audit Committee."

        Audit Committee Financial Experts.    The Board of Directors has determined that all of the members of the Audit Committee are "financially literate," as that term is interpreted by the Board in its business judgment. In addition, the Board has determined that all three members, Thomas E.

Dooley, Charles E. Phillips and Frederic V. Salerno (Chair), each of whom are independent directors, qualify as "audit committee financial experts," as that term is defined in the regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act").

        Service on the Audit Committees of Other Public Companies.    We do not restrict the number of other audit committees on which members of our Audit Committee may serve. Mr. Salerno, the Chair of the Audit Committee, currently serves on the audit committees of more than three other public companies. The Board has determined that Mr. Salerno's service on the audit committees of these other companies does not impair his ability to effectively serve on our Audit Committee or as Chair of our committee. This determination is based on his experience as the former chief financial officer of a major public company and his years of service on the audit committees of other major corporations, in addition to the fact that he is retired from full-time employment and therefore able to devote sufficient attention to his responsibilities to our Audit Committee.

Compensation Committee

        The Compensation Committee Charter provides that the Compensation Committee will be comprised of at least three independent directors, each of whom must also be "Outside Directors" as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended. In accordance with the Charter, the Committee holds at least four regular meetings each year and is responsible for the following, among other things:

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  establishing and regularly reviewing our general compensation philosophy, strategy and principles;

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  reviewing and approving the total compensation packages for our Executive Chairman and Founder, President and Chief Executive Officer and other executive officers, and other executives as identified by the Committee;

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  overseeing the administration of our annual bonus compensation plans (including the plan for those executives subject to Section 162(m)), our equity compensation plans and our benefit plans; and

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  overseeing our 2006 Long-Term Management Incentive Plan and approving equity awards granted under that plan.

        For additional information on the Committee's role, see "Report of the Compensation Committee on Executive Compensation."

Governance and Nominating Committee

        The Governance and Nominating Committee Charter provides that the Governance and Nominating Committee will be comprised of at least three independent directors. The three members include the chairs of the Audit and Compensation Committees. In accordance with the Charter, the Committee holds at least three regular meetings each year and is responsible for the following, among other things:

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  identifying and recommending to the Board nominees for election to the Board and reviewing the composition of the Board as part of this process;

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  overseeing all aspects of our corporate governance initiatives, including regular assessments of our principal governance documents;

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  establishing criteria for the annual self-evaluations of the Board and its Committees;

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  making recommendations to the Board on director compensation matters; and

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  monitoring developments in the law and practice of corporate governance.

        The members of the Governance and Nominating Committee also chair the executive sessions of non-management and independent directors on a rotating basis. In addition, the Governance and Nominating Committee oversees transactions between Viacom and related parties, and determines in light of the specific facts of each such transaction the appropriate process for handling by the Committee or, as the Committee deems appropriate, the full Board.

        2006 Director Nomination Process.    For a discussion on the process undertaken by the Committee in determining the director nominees for 2006, see "Item 1—Election of Directors."

        Stockholder Recommendations for Director.    The Committee will consider candidates for director recommended by our stockholders. All recommendations by stockholders for potential director candidates, which shall include written materials with respect to the potential candidate, should be sent to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794. Our Guidelines and the Governance and Nominating Committee Charter set forth certain criteria for director qualifications and Board composition that stockholders should consider when making a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries, and exhibit practical wisdom and mature judgment. Director nominees should meet our standards for independence, be free of potential conflicts of interest, possess the highest personal and professional ethics, integrity and values and be committed to promoting the long-term interests of our stockholders. We also believe our directors should come from diverse backgrounds. Director candidates recommended by stockholders who meet the director qualifications, which are described more fully in our Guidelines and the Governance and Nominating Committee Charter, will be considered by the Chair of the Committee, who will present the information on the candidate to the entire Committee. All director candidates recommended by stockholders will be considered by the Committee in the same manner as any other candidate.

Communications with Directors

        Stockholders and other parties interested in contacting our non-management directors may send an email to: nonmanagementdirectors@viacom.com or write to Non-Management Directors, Viacom Inc., 1515 Broadway, 52nd Floor, New York, NY 10036-5794. The non-management directors' contact information is also available on our website at www.viacom.com. The non-management directors have approved the process for handling communications received in this manner.

        Stockholders should also use the email and mailing address for the non-management directors to send communications to the Board. The process for handling stockholder communications to the Board received in this manner has been approved by the independent directors of the Board. Correspondence relating to accounting or auditing matters will be handled in accordance with procedures established by the Audit Committee for such matters.

DIRECTOR COMPENSATION

        Directors who are not employees of Viacom or any of our subsidiaries (the "Outside Directors") are entitled to receive compensation for their service on the Board and are eligible to participate in certain director plans, as described below. Messrs. Abrams, Dauman, Dooley, Greenberg, Kraft, Phillips, Salerno and Schwartz and Ms. Futter and Ms. Redstone are Outside Directors.

Cash Compensation

        Cash compensation for our Outside Directors is as follows:

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  an annual Board retainer of $60,000, payable in equal installments quarterly in advance, plus a per meeting attendance fee of $2,000;

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  the chairs of the Audit and Compensation Committees each receive an annual retainer of $20,000, payable in equal installments quarterly in advance, and the members of those committees receive a per meeting attendance fee of $2,000; and

  •
  the chair of the Governance and Nominating Committee receives an annual retainer of $15,000, payable in equal installments quarterly in advance, and the members of that committee receive a per meeting attendance fee of $1,500.

        Outside Directors may elect to defer their cash compensation under the Viacom Inc. Deferred Compensation Plan for Outside Directors.

        In addition, in 2005, Messrs. Dauman and Salerno and Ms. Redstone were each paid $30,000 by Former Viacom in connection with their service on the Former Viacom Special Separation Committee formed to oversee matters relating to the separation.

Equity Compensation

        Stock Options.    Under the Viacom Inc. 2006 Stock Option Plan for Outside Directors, which became effective upon the separation, Outside Directors automatically receive the following:

  •
  for directors who did not serve on the Former Viacom board immediately prior to the separation, an initial grant of options to purchase 7,928 shares of Class B common stock on the date the director first joins the Board or becomes an Outside Director, which options vest one year from the date of grant; and

  •
  an annual grant of options to purchase 3,171 shares of Class B common stock on January 31 of each year, which options vest in three equal annual installments, on the first, second and third anniversaries of the date of the grant.

        The exercise price of the stock option grants is the closing price of our Class B common stock on the NYSE on the date of grant. The number of stock options granted to our Outside Directors as set forth above reflects an adjustment in connection with the separation to maintain the same value as Former Viacom's grants pre-separation. Former Viacom had an initial grant of 10,000 stock options and an annual grant of 4,000 stock options.

        Restricted Share Units.    Under the Viacom Inc. 2006 RSU Plan for Outside Directors, which became effective upon the separation, Outside Directors receive an annual grant of restricted share units ("RSUs") on January 31 of each year equal to $55,000 in value based on the closing price of Class B common stock on the NYSE on the date of grant, which RSUs vest one year from the date of grant. RSUs are payable to Outside Directors in shares of Class B common stock upon vesting unless the Outside Director elects to defer settlement of the RSUs to a future date. Outside Directors are entitled to receive dividend equivalents on the RSUs in the event we pay a regular cash dividend on our Class B common stock.

        Recent Transactions in Equity Securities.    The holdings of our directors of Former Viacom Class A and Class B common stock, stock options, RSUs and phantom units were converted in the separation in accordance with the terms of the Merger Agreement by which the separation was effected. In addition, on January 3, 2006, Messrs. Dooley and Kraft and Ms. Futter, our Outside Directors who did not serve on the Former Viacom board immediately prior to the separation, received the initial grant of options to purchase shares of Class B common stock described above. On January 31, 2006, all Outside Directors received the annual grant of options to purchase shares of Class B common stock and RSUs as described above. For more information on the equity holdings of our directors as of January 31, 2006, see "Security Ownership of Certain Beneficial Owners and Management."

Deferred Compensation Plan

        Under the Viacom Inc. Deferred Compensation Plan for Outside Directors (the "Director Deferred Compensation Plan"), which became effective upon the separation, Outside Directors may elect to defer their Board and Committee retainers and meeting fees for the upcoming calendar year. Deferred amounts will be credited during a calendar quarter to an interest-bearing income account or a stock unit account in accordance with the director's prior election. Amounts credited to an income account will bear interest at the prime rate in effect at the beginning of each calendar quarter. Amounts credited to a stock unit account will be deemed invested in phantom units for an as equal as possible number of shares of Class A common stock and Class B common stock, calculated based on the closing market prices on the first day of the next calendar quarter.

        Upon a director's retirement from the Board, the amounts deferred under the Director Deferred Compensation Plan are paid in cash in a lump sum or in three or five annual installments, based on the director's prior election, with the lump sum or initial annual installment becoming payable on the later of six months after the director leaves the Board or on January 15 of the following year. The value of a stock unit account is determined by reference to the average of the closing market prices of Class A common stock and Class B common stock on the NYSE on each trading date during the four-week period ending five business days prior to the payment date. Amounts paid in installments accrue interest until the final installment is paid.

        For more information on the phantom units held by our directors as of January 31, 2006, including those that converted from Former Viacom phantom units in the separation, see footnote 1 to "Security Ownership of Certain Beneficial Owners and Management."

Director Attendance at Certain Viacom Events

        Because we believe it is in our best interest for directors to participate in certain events and meet with management, customers, talent and others important to our business, the Board has established a policy on director attendance at events. Under the policy, directors are allocated tickets without charge to attend specific events that have been designated as having a business purpose. In addition, travel expenses to such events are reimbursed by us in accordance with our normal travel policies. The cost of tickets and travel to any events other than the designated events will be at the director's expense. The Governance and Nominating Committee is responsible for monitoring the implementation of this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The table below sets forth as of January 31, 2006, unless otherwise indicated, information concerning the beneficial ownership of our Class A and Class B common stock by (i) each current director and director nominee, (ii) each named executive officer and (iii) our current directors and executive officers as a group. "Option Shares" reflects options to purchase shares which were unexercised but exercisable within a period of 60 days and are excluded from the column "Number of Equity Shares." Each person has sole voting and investment power over the shares reported, except as noted. Also set forth below is information concerning the beneficial ownership by each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of Class A common stock. As of January 31, 2006, there were 64,746,608 shares of Class A common stock outstanding and 658,818,097 shares of Class B common stock outstanding.

Beneficial Ownership of Equity Securities
Name	Title of Equity Security	Number of Equity Shares		Option Shares	Percentage of Class
George S. Abrams	Class A common stock Class B common stock	9,781 23,062	(1) (1)(2)	— 22,195	* *
Robert M. Bakish	Class A common stock Class B common stock	— 12,969	(3)(4)(5)	— 363,350	* *
Philippe P. Dauman	Class A common stock Class B common stock	— 2,500		— 12,699	* *
Michael J. Dolan	Class A common stock Class B common stock	— —		— —	* *
Thomas E. Dooley	Class A common stock Class B common stock	2,119 2,591	(3) (3)	— —	* *
Thomas E. Freston	Class A common stock Class B common stock	1,412 55,620	(3)(5) (3)(4)(5)	— 3,624,688	* *
Michael D. Fricklas	Class A common stock Class B common stock	36 6,433	(3)(5) (3)(5)	— 636,866	* *
Ellen V. Futter	Class A common stock Class B common stock	— —		— —	* *
Alan C. Greenberg	Class A common stock Class B common stock	— 11,321		— 11,099	* *
Robert K. Kraft	Class A common stock Class B common stock	— 7,500	(2)	— —	* *
Charles E. Phillips, Jr.	Class A common stock Class B common stock	896 904	(1) (1)	— 8,985	* *
Shari Redstone	Class A common stock Class B common stock	669 2,170	(1) (1)(2)(6)	— —	* *
Sumner M. Redstone(7)	Class A common stock Class B common stock	46,829,454 40,099,894	(8) (3)(5)(8)	— 4,981,855	72.3 6.1	% %
Frederic V. Salerno	Class A common stock Class B common stock	8,955 13,982	(1) (1)	— 15,061	* *
William Schwartz	Class A common stock Class B common stock	11,419 16,081	(1) (1)	— 17,439	* *

NAIRI/NAI(9)	Class A common stock Class B common stock	46,829,414 39,809,527	— —	72.3 6.0	% %
Mario J. Gabelli(10) Gabelli Asset Management Inc.	Class A common stock	4,851,223	—	7.38%
Current directors and executive officers as a group, other than Sumner M. Redstone (19 persons)	Class A common stock Class B common stock	35,575 163,551	— 5,132,593	* *

*
Represents less than 1% of the outstanding common stock of the class.

(1)
Includes the following Class A phantom stock units and Class B phantom stock units credited pursuant to the Director Deferred Compensation Plan: Abrams, 9,781 Class A and 9,962 Class B; Phillips, 896 Class A and 904 Class B; Shari Redstone, 669 Class A and 670 Class B; Salerno, 8,955 Class A and 8,982 Class B; and Schwartz, 11,419 Class A and 11,581 Class B.

(2)
Includes for Abrams, 100 Class B shares held indirectly as executor of a trust; Kraft, 2,500 Class B shares held by Kraft Family Investment LLC; and Shari Redstone, 1,500 Class B shares held in trusts for the benefit of her children for which she is co-trustee.

(3)
Includes shares held through the Viacom 401(k) plan.

(4)
Includes the following shares owned by family members of the officer or director: Bakish, 211 Class B and Freston, 32 Class B.

(5)
Includes the following Class A stock units and Class B stock units credited pursuant to the Excess 401(k) plan, Bonus Deferral plan and/or contractual deferral: Bakish, 8,726 Class B; Freston, 1,375 Class A and 5,234 Class B; Fricklas, 13 Class A and 2,664 Class B; and Sumner Redstone, 1,826 Class B.

(6)
Ms. Redstone is a stockholder of NAI and has a significant indirect beneficial interest in the Viacom shares owned by NAI.

(7)
The address for Mr. Redstone is c/o Viacom Inc., 1515 Broadway, New York, NY 10036-5794.

(8)
Except for 40 shares of Class A common stock and 288,320 shares of Class B common stock owned directly by Mr. Redstone, 121 shares of Class B common stock held by Mr. Redstone through the Viacom 401(k) plan, 100 shares of Class B common stock held by Mr. Redstone's wife, and 1,826 shares of Class B common stock held in deferred compensation accounts, all shares are owned beneficially by NAI. Mr. Redstone is the beneficial owner of the controlling interest in NAI and, accordingly, beneficially owns all such shares. NAIRI is a wholly owned subsidiary of NAI.

(9)
The address for NAI and NAIRI is 200 Elm Street, Dedham, Massachusetts 02026.

(10)
According to a Schedule 13D filed on January 13, 2006 with the SEC by GAMCO Investors, Inc. and related entities. The address for Mario J. Gabelli and GAMCO Investors, Inc. is One Corporate Center, Rye, New York 10580.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file. Since our Class A and Class B common stock was not publicly traded in 2005, there were no Section 16(a) forms due by our executive officers, directors or greater than 10% stockholders. On January 4, 2006, due to misinformation received from an outside vendor, Ms. JoAnne Griffith's Form 4 underreported her holdings of Viacom Class B common stock in her 401(k) plan account and excess 401(k) plan account. An amendment to the Form 4 correcting the error was filed on January 30, 2006.

RELATED PARTY TRANSACTIONS

Oversight of Related Party Transactions

        Transactions between Viacom and related parties are monitored by our Governance and Nominating Committee. Transactions of a specific size or which are not in the ordinary course of business require specific Committee and/or Board approval under policies established by the Governance and Nominating Committee. At Former Viacom, distinterested members of the Board or the appropriate Board committee, which included the Ad Hoc Committee on Electronic Games, reviewed certain related party transactions to ensure they were in the best interests of Former Viacom.

        The following is a discussion of transactions between Viacom and/or its subsidiaries and parties with which we are related.

Related Party Transactions

        National Amusements ("NAI") licenses films in the ordinary course of its business for its motion picture theaters from all major studios, including Paramount Pictures, one of our business units. Payments by NAI to Paramount Pictures for film licenses amounted to approximately $14.6 million in 2005. NAI also licenses films from a number of unaffiliated companies, and Paramount Pictures expects to continue to license films to NAI on similar terms in the future. In addition, NAI and Paramount Pictures have co-op advertising arrangements pursuant to which Paramount Pictures paid NAI approximately $734,000 in 2005. Our businesses also occasionally engage in transactions with NAI (e.g., movie ticket purchases and various promotional activities) from time to time, none of which we believe have been or are expected to be material, either individually or in the aggregate. We believe that the terms of these transactions between NAI and Paramount Pictures and our other businesses were no more or less favorable to Paramount Pictures or our other businesses than transactions between unaffiliated companies and NAI.

        On December 21, 2005, in anticipation of the commencement of our $3.0 billion stock purchase program in January 2006, we entered into an agreement with NAI and NAIRI, Inc. (the "NAIRI Agreement") under which we agreed to buy, and NAI and NAIRI agreed to sell, a number of shares of our Class B common stock each month such that the ownership percentage of our Class A common stock and Class B common stock (considered as a single class) held by NAI and/or NAIRI would not increase as a result of our purchases of shares under our stock purchase program. The NAIRI Agreement became effective at the time of the separation, and was approved by the Former Viacom Board on December 8, 2005 and ratified by our Board on January 26, 2006. Its terms are substantially identical to the agreement between Former Viacom, NAI and NAIRI in effect prior to the separation. From January 1, 2006 to April 11, 2006, we purchased 2.7 million shares of our Class B common stock from NAIRI for approximately $112.9 million.

        In September 2005, Cinemas International Corporation N.V., a joint venture between Former Viacom and Vivendi Universal, agreed to sell its Brazilian movie operations to NAI for approximately $27.5 million in a transaction that closed in October 2005. The sale was discussed with multiple potential purchasers, negotiated on an arm's length basis, and approved by disinterested directors (after receiving an opinion from an independent financial advisory firm that the transaction was fair to Former Viacom from a financial point of view).

        Mr. Redstone and NAI own in the aggregate approximately 88% of the common stock of Midway Games, Inc. ("Midway") as of March 9, 2006. Midway places advertisements on several of our cable networks from time to time, which transactions amounted to approximately $5.9 million in 2005. In addition, in 2004, Paramount Pictures, MTV Films and Midway announced agreements pursuant to which Paramount Pictures and MTV Films would acquire the film rights for certain Midway video games. No amounts were paid with respect to these agreements in 2005. In addition, Paramount is in development on a film based on a Midway Games game title, the rights to which it acquired from a third party. Midway will share in the gross receipts of the film if it is released. In June 2005, MTV Networks and Midway entered into marketing and licensing arrangements with respect to certain Midway game titles. Under the arrangements, MTV Networks will provide certain licenses of MTV Networks intellectual property to Midway and has the option to provide marketing support for the game titles. If the option is exercised, Midway has committed to purchasing advertising time from MTV Networks, paying MTV Networks a royalty on sales of the game titles, and allowing MTV Networks to sell certain advertisements within the games. No amounts were paid in connection with these arrangements in 2005. We believe that the volume and terms of these transactions were no more or less favorable to our respective businesses than they would have obtained from unrelated parties. We may continue to enter into similar business transactions with Midway in the future.

        Mr. George S. Abrams, who is a Viacom director and is also a director of NAI, entered into an agreement with Former Viacom in 1994 to provide legal and governmental consulting services to Former Viacom. Former Viacom made payments to Mr. Abrams for such services of $120,000 in 2005. We assumed the agreement from Former Viacom in the separation.

        Mr. Alan C. Greenberg is a Viacom director and is chairman of the executive committee and a member of the board of directors of Bear Stearns. Bear Stearns administers our stock repurchase program and also acted as one of Viacom's financial advisors in connection with the separation. Bear Stearns is expected to continue to perform certain broker services for Viacom and may provide investment banking services from time to time.

        Travis Griffith, the son of Ms. JoAnne Griffith, works in the human resources department of MTV Networks in Chicago. His compensation in 2005 was approximately $82,000. His compensation is comparable to other MTV Networks employees at a similar level.

        Irwin Robinson, the father of Ms. Carole Robinson, is Chairman and Chief Executive Officer of Famous Music. Mr. Robinson's compensation is comparable to senior executives in similar positions at Viacom.

        In November 1995, Former Viacom entered into an agreement with Gabelli Asset Management Company ("GAMCO") pursuant to which GAMCO managed certain assets in the Former Viacom pension plan. Former Viacom paid GAMCO approximately $341,000 in 2005 for these investment management services. According to a Schedule 13D filed on January 13, 2006 with the SEC by entities that are affiliated with GAMCO, such entities own 4,851,223 shares of our Class A common stock, or approximately 7.38% of the outstanding shares of that class. GAMCO does not currently serve as an investment manager for our pension plan.

        Transactions with CBS Corporation.    Prior to the separation, we engaged in various intercompany transactions with the businesses that are now part of CBS Corporation. Following the separation, NAI, through NAIRI, continues to hold approximately 12% of the outstanding equity and 73% of the voting stock of each of Viacom and CBS Corporation. The following discusses the material agreements between CBS Corporation and us and/or our respective subsidiaries.

        Through Paramount Pictures, we license motion picture products to CBS Corporation. Paramount Pictures also distributes certain television products on behalf of CBS television in the home entertainment market. MTV Networks and BET recognize advertising revenues for media spending placed by various subsidiaries of CBS Corporation. In addition, we are also involved in transactions with Simon & Schuster and Paramount Parks, which are wholly owned subsidiaries of CBS Corporation. Total revenues from these transactions were $154.9 million in 2005.

        Through MTV Networks and BET, we purchase television programming from CBS Corporation. In addition, we place advertisements with various subsidiaries of CBS Corporation. The total related party purchases were $173.6 million, of which $78.8 million was for purchases of advertising, in 2005.

        Transactions with CBS Corporation through the normal course of business are settled in cash. As of December 31, 2005, CBS Corporation owed us approximately $142 million, and we owed CBS Corporation approximately $487 million in connection with our various transactions.

        Separation-Related Agreements with CBS Corporation.    In connection with the separation, we entered into a Separation Agreement with CBS Corporation that identified assets to be transferred, liabilities to be assumed and obligations of each company following the separation, including indemnification obligations for such liabilities. We also entered into a Transition Services Agreement, pursuant to which we and CBS Corporation provide certain specified services to each other on an interim basis, and a Tax Matters Agreement, which sets forth our responsibilities with respect to, among other things, liabilities for federal, state, local and foreign income taxes for periods prior to the separation and indemnification for income taxes that would become due if the separation were a taxable event. These agreements are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2005.

        In accordance with the terms of the Separation Agreement, on December 29, 2005 we paid a preliminary special dividend to Former Viacom of $5.4 billion, which amount is subject to adjustments set forth in the agreement. On March 14, 2006, we received from CBS Corporation an initial statement that the dividend should be increased by a net amount of approximately $460 million. We have begun our assessment of the amount and underlying components of the proposed increase. Pursuant to the Separation Agreement, the parties have up to 65 days to settle on the adjustment before any disputed amounts would become subject to a dispute resolution process.

ITEM 1—ELECTION OF DIRECTORS

        The election of 12 directors is proposed by the Board of Directors, each director to hold office, in accordance with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, for a term of one year and until his or her successor is duly elected and qualified.

        All of the director nominees are current members of our Board of Directors who were selected and elected to our Board by the Former Viacom board effective as of the time of the separation. In selecting our Board members for election, the Former Viacom Nominating and Governance Committee determined to select directors from the Former Viacom board, to elect our President and Chief Executive Officer to the Board and to elect three new directors in order to have a Board of 12 directors and a majority of independent directors. Accordingly, director nominees Abrams, Dauman, Greenberg, Phillips, Shari Redstone, Sumner Redstone, Salerno and Schwartz, each of whom served on Former Viacom's board prior to the separation and were elected by Former Viacom's stockholders at its 2005 annual meeting, were selected to join our Board. Director nominees Dooley, Futter and Kraft were elected to the Board in connection with the separation following an extensive recruitment process spearheaded by the Former Viacom Nominating and Governance Committee. In identifying the three new directors, the Former Viacom Nominating and Governance Committee engaged an internationally respected search firm which identified, screened and met with numerous potential candidates based on criteria identified by the Former Viacom Nominating and Governance Committee. Some of the candidates considered were based on suggestions from Board members.

        In connection with its decision with respect to the 2006 director nominees, our Governance and Nominating Committee discussed the current composition of the Board in light of the separation, the extensive recruitment process undertaken at that time and the considerations set forth in its charter and our Corporate Governance Guidelines. After considering these factors, the Committee recommended to the Board that all current members of the Board be invited to stand for election at the Annual Meeting.

        In accordance with the Board's recommendation, the proxy holders will vote the shares of Class A common stock covered by the respective proxies for the election of each of the 12 director nominees set forth below, unless the stockholder gives instructions to the contrary. If, for any reason, any of the director nominees becomes unavailable for election, the proxy holders may exercise discretion to vote for substitute nominees proposed by the Board. Each of the director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.

        Information about each director nominee is set forth below, including the director's business experience, tenure on our Board and Former Viacom's board, as applicable, independence status as determined by the Board of Directors in accordance with the standards discussed under "Our Board of Directors—Director Independence," and service on the boards of directors of other publicly traded companies and investment companies.

        Except for Mr. Redstone and Ms. Redstone, none of the director nominees is related to any other director or executive officer by blood, marriage or adoption.

George S. Abrams	Age 74	Not Independent

Mr. Abrams was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 1987. He is an attorney associated with the law firm of Winer and Abrams in Boston since 1969. Prior to that, Mr. Abrams served for three years as General Counsel and Staff Director of the United States Senate Judiciary Committee for Refugees. Mr. Abrams is a Trustee of the Museum of Fine Arts in Boston. Mr. Abrams is also a director of National Amusements, Inc., and Sonesta International Hotels Corporation.

Philippe P. Dauman	Age 52	Independent

Mr. Dauman was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 1987. He has been Co-Chairman and Chief Executive Officer of DND Capital Partners, L.L.C., a private equity firm, since May 2000. Prior to co-founding DND Capital Partners, Mr. Dauman served as Former Viacom's Deputy Chairman from 1996 until May 2000, and Executive Vice President from 1994 until May 2000. From 1993 to 1998, Mr. Dauman served as General Counsel and Secretary of Former Viacom. Mr. Dauman is also a director of National Amusements, Inc., Lafarge North America Inc., and CBS Corporation.

Thomas E. Dooley	Age 50	Independent

Mr. Dooley was elected to our Board as of January 1, 2006. He has served as Co-Chairman and Chief Executive Officer of DND Capital Partners, a private equity firm, since May 2000. Prior to co-founding DND Capital Partners, Mr. Dooley held various corporate and divisional positions at Former Viacom, which he joined in 1980, including Deputy Chairman, member of its Executive Committee, and Executive Vice President, Finance, Corporate Development and Communications. He is also a director of LaBranche & Co. Inc.
Thomas E. Freston	Age 61	Not Independent

Mr. Freston has served as our President and Chief Executive Officer since January 1, 2006, and has served on our Board since the formation of New Viacom Corp. in September 2005. Previously, he was Co-President and Co-Chief Operating Officer of Former Viacom since June 2004. Prior to that, Mr. Freston served as Chairman and Chief Executive Officer of MTV Networks since 1987. Mr. Freston joined MTV Networks in 1980 and was one of the founding members of the team that launched MTV: Music Television. Mr. Freston is on the board of the American Museum of Natural History.

Ellen V. Futter	Age 56	Independent

Ms. Futter was elected to our Board as of January 1, 2006. She is President of the American Museum of Natural History, a position she has held since November 1993. Previously, she served for 13 years as the President of Barnard College, where, at the time of her inauguration, she was the youngest person to assume the Presidency of a major American college. She serves on the boards of American International Group, Inc., Consolidated Edison, Inc. and JPMorgan Chase & Co.
Alan C. Greenberg	Age 78	Independent

Mr. Greenberg was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 2003. He is Chairman of the Executive Committee of The Bear Stearns Companies Inc., a position he has held since June 2001. Mr. Greenberg also served as Chairman of the Board of Bear Stearns from 1985 to 2001, and as its Chief Executive Officer from 1978 to 1993. Mr. Greenberg is also a director of Bear Stearns.
Robert K. Kraft	Age 65	Independent

Mr. Kraft was elected to our Board as of January 1, 2006. He is Chairman and Chief Executive Officer of The Kraft Group, which includes the New England Patriots, New England Revolution, Gillette Stadium, Rand-Whitney Group and International Forest Products Corporation. Mr. Kraft has been the owner of the New England Patriots for the past 10 seasons, and has served as Chairman of the NFL's Finance Committee since 1998. He is a director of the Dana-Farber Cancer Institute, the Federal Reserve Bank of Boston and The New England Patriots Charitable Foundation.
Charles E. Phillips, Jr.	Age 46	Independent

Mr. Phillips was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 2004. He has been President of Oracle Corporation since May 2003. Mr. Phillips has also served as a member of the Board of Directors and Executive Management Committee for Oracle Corporation since January 2004. Prior to joining Oracle, Mr. Phillips was with Morgan Stanley's Institutional Securities Division from 1994 to 2003, where he was responsible for analyzing the enterprise software industry. Mr. Phillips is also a director of Oracle Corporation.

Shari Redstone	Age 52	Not Independent

Ms. Redstone is Non-Executive Vice Chair of our Board of Directors, a position to which she was elected as of January 1, 2006. She also serves as Non-Executive Vice Chair of the Board of CBS Corporation. Ms. Redstone served on the Board of Former Viacom since 1994, becoming Vice Chairman in June 2005. She has been President of National Amusements, Inc., since January 2000, and prior to that, served as Executive Vice President of National Amusements since 1994. Ms. Redstone practiced law from 1978 to 1993, with her practice including corporate law, estate planning and criminal law. Ms. Redstone is a member of the Board of Directors and Executive Committee for the National Association of Theatre Owners, Co-Chairman and Co-Chief Executive Officer of MovieTickets.com, Inc., Chairman and Chief Executive Officer of CineBridge Ventures, Inc. and Chairman and Chief Executive Officer of Rising Star Media. Ms. Redstone is a member of the board of several charitable organizations, including the Board of Trustees at the Dana Farber Cancer Institute, the Board of Directors at Combined Jewish Philanthropies and the Board of Directors of the John F. Kennedy Library Foundation. Ms. Redstone is also a director of National Amusements and Vice Chairwoman of Midway Games Inc. Ms. Redstone is the daughter of Sumner Redstone.

Sumner M. Redstone	Age 82	Not Independent

Mr. Redstone is our Founder and the Executive Chairman of our Board of Directors, a position to which he was elected as of January 1, 2006. He also serves as the Executive Chairman of the Board of CBS Corporation. He was Chief Executive Officer of Former Viacom from 1996 to 2005, and Chairman of the Board of Former Viacom since 1986. He has also been Chairman of the Board of National Amusements, Inc. since 1986, and Chief Executive Officer of National Amusements since 1967. He also served as president of National Amusements from 1967 through 1999. Mr. Redstone served as the first Chairman of the Board of the National Association of Theatre Owners and is currently a member of its Board of Directors. Mr. Redstone has been a frequent lecturer at universities, including Harvard Law School and Brandeis University. Mr. Redstone graduated from Harvard University in 1944 and received an LL.B. from Harvard University School of Law in 1947. Upon graduation, Mr. Redstone served as law secretary with the U.S. Court of Appeals and then as a special assistant to the U.S. Attorney General. Mr. Redstone served in the Military Intelligence Division during World War II. While a student at Harvard, he was selected to join a special intelligence group whose mission was to break Japan's high-level military and diplomatic codes. Mr. Redstone received, among other honors, two commendations from the Military Intelligence Division in recognition of his service, contribution and devotion to duty. Mr. Redstone is also a recipient of the Army Commendation Award.

Frederic V. Salerno	Age 62	Independent

Mr. Salerno was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 1994. He is a retired Vice Chairman and Chief Financial Officer of Verizon Communications Inc., a position he held from June 2000 to October 2002. Prior to that, Mr. Salerno served as Vice Chairman and Chief Financial Officer of Bell Atlantic (Verizon's predecessor) from August 1997. Prior to the merger of Bell Atlantic and NYNEX Corporation, Mr. Salerno served as Vice Chairman, Finance and Business Development, of NYNEX from 1994 to 1997. Mr. Salerno was Vice Chairman of the Board of NYNEX and President of the NYNEX Worldwide Services Group from 1991 to 1994. Mr. Salerno is also a director of Akamai Technologies, Inc., The Bear Stearns Companies Inc., Consolidated Edison, Inc., IntercontinentalExchange, Inc. and Popular Inc.

William Schwartz	Age 72	Independent

Mr. Schwartz was elected to our Board as of January 1, 2006. Previously, he served as a director of Former Viacom since 1987. He is counsel to the law firm of Cadwalader, Wickersham & Taft, a position he has held since 1988. Mr. Schwartz served as Vice President for Academic Affairs (the chief academic officer) of Yeshiva University from 1993 to July 1998, and has been University Professor of Law at Yeshiva University and the Cardozo School of Law since 1991. Mr. Schwartz was Dean of the Boston University School of Law from 1980 to 1988, and a professor of law at Boston University from 1955 to 1991. Mr. Schwartz is an honorary member of the National College of Probate Judges. Mr. Schwartz formerly served as chairman of UST Corp., and was chairman of the Boston Mayor's Special Commission on Police Procedures and a member of the Legal Advisory Board of the New York Stock Exchange.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote "FOR" the election of each of the director nominees named above.

REPORT OF THE AUDIT COMMITTEE

        The following Report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent Viacom specifically incorporates such information by reference.

        The Audit Committee Charter states that the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Viacom and the audit of Viacom's consolidated financial statements. The Audit Committee also assists the Board's oversight of:

  •
  the quality and integrity of Viacom's consolidated financial statements and related disclosures;

  •
  Viacom's compliance with legal and regulatory requirements;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of Viacom's internal audit function and independent auditor.

        Under the Charter, the Audit Committee's authorities and duties include, among other things:

  •
  direct responsibility for the appointment, retention, termination, compensation and oversight of the work of the independent auditor, which reports directly to the Committee, and the sole authority to pre-approve all services provided by the independent auditor;

  •
  reviewing and discussing Viacom's annual audited financial statements, quarterly financial statements and earnings releases with our management and its independent auditor;

  •
  reviewing the internal audit function's organization, responsibilities, audit plan and results;

  •
  reviewing with management, the internal auditor and the independent auditor the effectiveness of Viacom's internal control over financial reporting and disclosure controls and procedures; and

  •
  reviewing with management material legal matters and the effectiveness of Viacom's procedures to ensure compliance with legal and regulatory requirements.

        The Audit Committee also discusses certain matters with the independent auditor on a regular basis, including Viacom's critical accounting policies, certain communications between the independent auditor and management, and the qualifications of the independent auditor.

        The full text of the Audit Committee Charter appears at the end of this proxy statement as Annex A. The Audit Committee assesses the adequacy of its Charter on an annual basis.

        Viacom's management is responsible for the preparation of our consolidated financial statements, the financial reporting processes and maintaining effective internal control over financial reporting. The independent auditor is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the audited consolidated financial statements to U.S. generally accepted accounting principles ("U.S. GAAP"). The Audit Committee monitors and oversees these processes.

        As part of its oversight role, the Audit Committee has reviewed and discussed with management and Viacom's independent auditor, PricewaterhouseCoopers LLP ("PwC"), Viacom's audited consolidated financial statements for the year ended December 31, 2005 and disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition" in Viacom's Annual Report on Form 10-K for the year ended December 31, 2005.

        The Audit Committee has also discussed with PwC all required communications, including the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication

with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC the firm's independence from Viacom.

        Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Viacom's Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee

Frederic V. Salerno, Chair
Thomas E. Dooley
Charles E. Phillips, Jr.

SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID

        The following table sets forth the fees paid by us and our subsidiaries for services rendered by PricewaterhouseCoopers LLP ("PwC") for the year ended December 31, 2005. These fees were paid by Former Viacom prior to the separation and have been allocated to us.

2005(1)
Audit Fees(2)	$10,835,777
Audit-Related Fees(3)	30,030
Tax Fees(4)	1,817,965
All Other Fees(5)	2,706

Total	$12,686,478

(1)
Viacom portion of Former Viacom historical fee amounts. 2004 has not been restated to reflect the separation.

(2)
Audit fees in 2005 included certain fees incurred in connection with the separation, including the audit of our carve-out financial statements for a three-year period and certain interim periods and the allocation of core audit fees between us and CBS Corporation.

(3)
Audit-related fees in 2005 principally related to an audit of the MTV Video Music Awards.

(4)
Tax fees in 2005 related to tax compliance, tax appeals, tax advice and tax planning services for domestic and international subsidiaries, and tax filing and tax planning services for employees involved in our expatriate program.

(5)
All other fees in 2005 principally related to PwC reference materials, seminars and publications purchased by us.

Audit Committee Pre-Approval of Services Provided by PwC

        All audit and non-audit services provided to us by PwC in 2005 were pre-approved by the Former Viacom Audit Committee. Under Former Viacom's pre-approval policies and procedures in effect during 2005, the Chair of the Audit Committee was authorized to pre-approve the engagement of PwC to provide certain specified audit and non-audit services, and the engagement of any accounting firm to provide certain specified audit services, up to a maximum amount of $200,000 per engagement, with the total amount of such authorizations outstanding that have not been reported to the Audit Committee not to exceed an aggregate of $750,000. The Audit Committee received regular reports on the engagements approved by the Chair pursuant to this delegation.

        Our Audit Committee has adopted pre-approval policies and procedures that are substantially the same as the procedures put into place by the Former Viacom Audit Committee.

ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent auditor for the year ending December 31, 2006, subject to stockholder ratification. The Audit Committee has reviewed PwC's independence from us as described in the "Report of the Audit Committee." In appointing PwC as our independent auditor for the year ending December 31, 2006, and in recommending that our stockholders ratify the appointment, the Audit Committee has considered whether the non-audit services provided by PwC were compatible with maintaining PwC's independence from us and has determined that such services do not impair PwC's independence.

        Representatives of PwC are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to questions at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent auditor for fiscal year 2006.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent Viacom specifically incorporates such information by reference.

Viacom's Compensation Committee

        On December 31, 2005, Viacom completed its separation from the former Viacom Inc. ("Former Viacom") and became a separate, public company (the "separation"). During 2005, compensation decisions affecting Viacom's senior executives who were at that time senior executives of Former Viacom were made by the Former Viacom Compensation Committee, except that amounts for cash bonuses, including senior executive cash bonus awards paid in 2006 with respect to service in 2005, were determined by Viacom's Compensation Committee at a joint meeting with the compensation committee of CBS Corporation.

        From January 2005 to May 26, 2005, the Former Viacom Compensation Committee was comprised of four independent, non-management directors, as those qualifications are determined under the NYSE listing standards and the standards set forth in Former Viacom's Corporate Governance Guidelines. Effective at Former Viacom's May 26, 2005 annual meeting of stockholders, and in connection with the reduction in the size of its Board of Directors at that time, Former Viacom's Compensation Committee was reduced to three, independent, non-management directors.

        During the latter part of 2004 and in 2005, the Former Viacom Compensation Committee began an extensive review of its executive compensation philosophy and principles with the help of an independent compensation consulting firm and implemented some important changes, such as the introduction of restricted share units and performance-based restricted share units as a component of long-term compensation. These and other changes, including in connection with the separation, are discussed in more detail below.

        Effective at the time of the separation, Viacom's Compensation Committee (the "Committee") was formed, consisting of three, independent, non-management directors, two of which had previously served on Former Viacom's Compensation Committee. The current roles and responsibilities of the Committee are set forth in its charter, a copy of which is available on Viacom's website at www.viacom.com.

        The following report describes the actions taken during 2005 and early 2006 with respect to the 2005 compensation of Viacom senior executives, many of whom were senior executives of Former Viacom prior to the separation. For more detail on the compensation of Viacom's President and Chief Executive Officer and the four other most highly paid executive officers (the "named executive officers"), see the tables contained elsewhere in this proxy statement, beginning with the "Summary Executive Compensation Table" on page 35. The presentation of some of the tables has been modified from prior years in an effort to clearly delineate the various components of compensation for the named executive officers.

Overview of Viacom's Compensation Philosophy

        The Committee believes the following are the key factors underlying Viacom's compensation approach:

  •
  Aligning executive and stockholder interests through incorporating incentives based on a balance of operating performance and stock price.    Viacom is committed to increasing stockholder value and believes that its executives and employees should be incentivized in a way that aligns their interests with those of our stockholders. Accordingly, Viacom's compensation consists of three components: base salary, annual cash bonuses and long-term equity compensation. As described in more detail below, cash bonuses under Viacom's Senior Executive Short-Term Incentive Plan ("Senior Executive STIP") and Short-Term Incentive Plan ("STIP") are generally paid in February based on achievement of goals and individual performance. The equity awards granted to executives and employees take the form of stock options and restricted share units, with the named executive officers receiving restricted share units that are contingent upon the achievement of certain performance goals. If the performance goals are not met, the performance-based restricted share units do not vest and are cancelled. In each case, these equity awards are designed to focus executives and employees on increasing the value of Viacom's stock.

  •
  A clear link between an executive's compensation, company performance and individual performance.    Certain factors important to Viacom, such as the performance of Viacom's stock, are not directly within the control of Viacom's senior executive team. Executives can, however, directly affect other factors, including the operating and financial performance of Viacom, the achievement of strategic goals and execution of components of Viacom's long-range plan, and other factors that Viacom believes are important, such as the promotion of an ethical work environment, its philanthropic and social endeavors, the quality of the content we create and the public perception of our brands. The contribution an individual makes towards enhancing Viacom's performance is evaluated in connection with merit salary increases and in connection with setting bonus and equity compensation. For senior executives, the Committee determines whether to increase or decrease the individual's compensation based on its review of the individual's performance.

  •
  The extremely competitive nature of the media and entertainment industry, and the need to attract and retain the most creative and talented industry leaders.    Executives in the media and entertainment industry have traditionally been compensated at levels that are somewhat higher than other industries. This in part reflects the nature of the industry itself: in addition to other media companies, Viacom competes for executives with talent agencies, production companies, law firms and other independent companies that offer high levels of compensation. Executive compensation levels also reflect the highly competitive nature of the industry, the importance of individual contributions to the creative and operating success of Viacom's businesses, and the strong operating and financial results that have been obtained by those executives for many years. Viacom believes that its senior management team is among the best in the industry. It is committed to continuing to recruit, and to retain, the best possible executives to further its competitive position and bring long-term value to Viacom stockholders.

  •
  Comparability to the practices of Viacom's peers in its industry and other comparable companies generally.    As part of its review of Viacom's compensation philosophy and executive compensation practices, the Committee regularly benchmarks Viacom's practices to those of its peer companies and other public companies of comparable size and stature. The Committee gets regular input from its independent compensation consulting firm and other independent sources with respect to market data on various executive positions, and targets compensation at a percentile level it deems to be appropriate (generally in the 65th to 75th percentile of competitive practice) given competitive factors and based on an executive's experience, tenure, responsibilities and individual performance.

        It is the policy of the Committee to review all components of the compensation for the executives under its purview, including base salary, annual and long-term incentives, severance obligations, previously awarded equity awards, perquisites and retirement benefits. To assist with its review, the Committee retains an independent compensation consulting firm with extensive experience in senior executive compensation generally and in compensation practices in the entertainment industry specifically. The committee also retains outside legal counsel.

        In addition to reviewing executive base salaries and annual and long-term incentives, the Committee also oversees the terms of executive employment agreements, individual executive and company severance policies and other compensation and employee benefit plans and programs.

Components of Viacom's Compensation Structure

        During 2005, the Former Viacom Compensation Committee reviewed and approved compensation arrangements for Former Viacom's executive officers, its operating managers who reported to the then Chief Executive Officer or Co-Chief Operating Officers, and the remaining 25 most highly compensated executives (other than "talent" as that term is typically used in the entertainment industry)(the "Former Viacom Top 25"). In connection with setting bonus compensation with respect to service in 2005, the Committee considered the Former Viacom Top 25, acting with respect to those individuals now employed by Viacom and additional top Viacom executives not included in the Former Viacom Top 25. The Former Viacom Compensation Committee and the Committee considered the factors described above in connection with the decisions they made on 2005 executive compensation matters.

        For 2005, Former Viacom provided executive compensation via three main components:

  •
  Base salary.    The base salary of an individual executive is generally initially set forth in his or her employment agreement. For certain executives, annual increases in base compensation are set forth in the employment agreement, and for other executives increases are determined on an annual basis. As contracts expire, the company has generally been replacing guaranteed increases in base pay with discretionary increases. For certain senior executives, the employment agreement also provides for the mandatory deferral of a portion of the executive's base salary.

  •
  Annual cash bonus.    The STIP directly links annual bonus levels to Viacom's financial performance. The Committee establishes target bonus and performance levels for the company and evaluates performance relative to the target at the end of the year in order to determine the actual bonus levels.

    In 2005, the primary performance goals related to amounts of operating income before depreciation, amortization and non-recurring charges (OIBDA) and free cash flow as defined in the STIP. These measures are typically used by analysts to value Viacom and Former Viacom and are viewed as reflective of short-term company performance. The use of free cash flow as a measure is also consistent with Viacom's belief in the importance of careful management of capital expenditures. Bonuses for corporate executives are based on corporate performance; bonuses for divisional executives are based on that division's performance.

    An individual executive's bonus, initially derived from corporate or divisional performance, is subject to adjustment to reflect his or her individual contribution to that performance, as well as his or her contribution to strategic non-financial goals such as diversity in the workplace, positioning the company for longer-term success, promoting the development of management, succession planning, legal compliance and ethical behavior. The Committee may also consider the nature of unusual expenses or contributors to financial results, and make appropriate adjustments in its discretion to take such events into account. In 2005, the Committee considered in particular the extraordinary efforts required to accomplish the separation of Viacom from Former Viacom, including the successful completion of such a complex transaction ahead of schedule, and certain unbudgeted costs such as expenses in connection with the separation and the related restructuring of Former Viacom's businesses.

    Annual bonus compensation for Former Viacom's Chairman and Chief Executive Officer (now Viacom's Executive Chairman of the Board and Founder), Co-President and Co-Chief Operating Officer (now Viacom's President and Chief Executive Officer) and certain other executive officers is provided under the Senior Executive STIP, which is designed to comply with the Section 162(m) exception for performance-based compensation under the Internal Revenue Code of 1986, as amended (the "Code"). The Senior Executive STIP provides objective performance-based annual bonuses, subject to a maximum limit of eight times the executive's base salary (including any deferred compensation), which is subject to the Committee's negative discretion.

  •
  Long-term equity incentives.    For a number of years, long-term incentives at Former Viacom had consisted exclusively of annual stock option grants to executives and employees. These grants of stock options were designed to focus the attention of employees on managing the company from the perspective of an owner with an equity stake. These grants were made under the Former Viacom's long-term management incentive plans, which were designed to comply with the Section 162(m) exception for performance-based compensation. For senior executives, total long term equity compensation is determined based on a target value. For this purpose, stock options are valued using the Black-Scholes valuation method and restricted share units are valued at the market price of the underlying shares without taking into account any discount that might apply as a result of the restrictions.

      Stock Options.    In 2005, stock options were granted with an exercise price set at the fair market value of the Former Viacom's Class B common stock on the date of grant, an eight-year term until expiration, and a vesting schedule of equal annual installments over a four year period. As in prior years, additional accelerated vesting of stock options may be provided by contract to certain employees in the event of the termination of their employment without cause or by the employee for good reason.

      Performance-Based Restricted Share Units and Restricted Share Units.    During 2005, and based on its review of its long-term incentive grant practices with its independent compensation consulting firm and with management, market trends and anticipated changes to the accounting treatment for stock options, the Former Viacom Compensation Committee determined to also grant restricted share units to Former Viacom executives and employees. In making this determination, the Committee considered, among other factors, that:

      •
      A mix of stock options and restricted share units can better retain employees in both up and down markets than stock options alone;

      •
      A mix of stock options and restricted share units provides management alignment with stockholders more effectively than non-stock based incentives and more effectively than stock options alone in markets where there is not strong price appreciation;

      •
      A mix of restricted share units and stock options of comparable value are less dilutive to stockholders than stock options alone; and

      •
      The adoption of Statement of Financial Accounting Standards No. 123 (revised 2004) "Share-Based Payment" would eliminate the accounting advantages of the use of stock options as a form of incentive compensation.

      Accordingly, as part of their long-term equity incentives, Former Viacom executives and employees received restricted share units that, except for a very few employees, vest in equal annual installments over a period of four years, contingent on continued employment. Performance-based restricted share units were granted to named executive officers and the vesting of such restricted share units was contingent on the achievement of a performance condition established by the Former Viacom Compensation Committee. We do not generally accelerate restricted share units in the event of a termination whether with or without cause.

  The awards of 2005 stock options and restricted share units were made under the Former Viacom 2004 Long-Term Management Incentive Plan. In connection with the separation, all Former Viacom equity grants to executives and employees were converted to equity grants of Viacom or CBS Corporation, depending on where they were to be employed. Equity grants to Mr. Redstone were converted into an equal number of equity grants of both CBS Corporation and Viacom. Equity awards converted into grants of Viacom are deemed granted under the Viacom Inc. 2006 Long-Term Management Incentive Plan (the "2006 LTMIP").

        Viacom also provides traditional benefit plans and programs to its employees and executives on the same relative basis with very few exceptions as more fully described below:

  •
  All executives and employees who participate in Viacom's tax-qualified 401(k) plan may participate in the unfunded excess 401(k) plans to the extent their annual base salary and any commissions exceed applicable Code limitations. Amounts deferred under the excess 401(k) plans track the investment performance of the funds selected by that executive or employee for amounts contributed to the tax-qualified 401(k) plan.

  •
  Viacom maintains an unfunded supplemental pension plan for all employees who participate in the tax-qualified pension plan whose annual base salary and commissions exceed applicable Code limitations. The benefits under the supplemental pension plan are calculated using the same formula as the tax-qualified plan less benefits under the tax-qualified plan. The maximum amount of total annual compensation used to determine combined benefits under the tax-qualified and supplemental pension plans is generally $750,000.

  •
  A very limited number of senior executives receive additional life insurance benefits. The additional life insurance benefits for the named executive officers are discussed in the Summary Executive Compensation Table.

  •
  A very limited number of senior executives have access to Viacom aircraft for personal use or other unique perquisites and the value of these perquisites are included in their income for tax purposes. These perquisites are discussed in the Summary Executive Compensation Table.

  •
  For security reasons, Former Viacom's Chairman and Chief Executive Officer was provided with a car and driver. Viacom is continuing this practice for its Executive Chairman of the Board and Founder; the cost of which is shared with CBS.

        There are no change-in-control provisions in Viacom's employment agreements and 2006 LTMIP.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally limits to $1 million the federal tax deductibility of compensation (including stock options and restricted share units) paid in one year to each of the named executive officers. The tax deductibility of deferred compensation paid to an executive officer when he is no longer subject to Section 162(m) is not subject to the limitation. Performance-based compensation (including stock options and restricted share units) is also subject to an exception, provided such compensation meets certain requirements, including stockholder approval.

        Annual bonuses for our named executive officers and long-term compensation for our senior executives are made under our Senior Executive STIP and our 2006 LTMIP, respectively, which are designed to comply with the Section 162(m) exception for performance-based compensation. Prior to the separation, Former Viacom, as Viacom's sole stockholder, approved the Senior Executive STIP and the 2006 LTMIP. Named executive officers with a base salary in excess of $1 million receive at least some portion of the excess as deferred compensation.

Compensation of Mr. Redstone and Mr. Freston in 2005

        The compensation of Viacom's most senior executives deserves and receives special scrutiny by the Committee. Both Mr. Redstone's and Mr. Freston's 2005 salaries, a portion of each of which was deferred, were paid in accordance with the terms of their employment agreements with Former Viacom entered into on July 1, 2004. The employment agreements also provided for each executive to receive a grant of 115,000 performance-based restricted share units for Former Viacom Class B common stock in January 2005, which restricted share units would vest in full approximately one year from the date of grant upon the Committee's certification that the related performance targets were met. In 2005, the Former Viacom Compensation Committee set the performance goal for restricted share units as a level of operating income before depreciation, amortization and inter-company eliminations. Mr. Redstone's 2005 grant of restricted share units converted in the separation to 56,190 restricted share units for Viacom Class B common stock (and 56,190 restricted share units for CBS Corporation Class B common stock). Mr. Freston's 2005 grant of restricted share units converted in the separation to 91,172 restricted share units for Viacom Class B common stock. The Committee certified in January 2006 that the performance goal relating to the grants had been achieved, and the grants vested in full. Mr. Redstone elected to defer the settlement of his 2005 grant.

        Cash bonus awards paid in 2006 for service in 2005 by Mr. Redstone in his capacity as Chairman and Chief Executive Officer of Former Viacom, and Mr. Freston in his capacity as Co-President and Co-Chief Operating Officer of Former Viacom were determined at a joint meeting of the Viacom and CBS Corporation compensation committees in order to ensure consistent determinations of the Viacom and CBS Corporation compensation committees with respect to performance in 2005 and appropriate levels of bonus compensation.

        At the joint meeting, the Committee first determined that the 2005 performance target that had been set under the Senior Executive STIP by the Former Viacom Compensation Committee had been achieved; thus each of Mr. Redstone and Mr. Freston was eligible for a bonus of a maximum limit of eight times his respective base salary (including any deferred compensation), subject to the Committee's negative discretion. In connection with the Committee's deliberations on the exact amounts of Messrs. Redstone's and Freston's bonuses, the Committee and the CBS Compensation Committee held an executive session during which the performance of each executive was evaluated. The Committee considered the following factors in particular:

  •
  the target bonus of 200% of salary and deferred compensation set forth in each executive's employment agreement and the amount of cash and bonus compensation paid in prior years;

  •
  the fact that, based on achievement of predetermined levels of OIBDA and free cash flow, the corporate bonus pool resulted in a payout substantially in excess of target;

  •
  the fact that notwithstanding excellent operating performance, Former Viacom's share price underperformed many market indices and performed similarly to its principal competitors;

  •
  that 2005 was a transforming year for Viacom as a result of its separation from Former Viacom, the process for which was commenced in March 2005, and that the transformation was accomplished successfully and quickly as a direct result of the efforts of Mr. Redstone, Mr. Freston and Mr. Moonves, the Co-Chief Operating Officer and Co-President of Former Viacom;

  •
  the fact that the strong operating performance and achievements of Viacom and its divisions in 2005 were obtained notwithstanding the substantial resources devoted to executing the separation;

  •
  the efforts of Mr. Redstone and Mr. Freston in evaluating and strategically positioning the assets that would be a part of Viacom post-separation, including the development of Viacom's strategic goals, financial objectives and other short and long-range goals as a stand-alone public company; and

  •
  the extraordinary complexity and difficulty of the separation and the fact that it was accomplished ahead of schedule.

        In light of these factors, the Committee determined its recommendation to the Board with respect to the 2005 bonus compensation for Mr. Redstone and Mr. Freston. The Committee's recommendation and the performance of the two executives in 2005 was discussed by the Board in executive session, with the Board concluding to approve the Committee's process for determining the 2005 bonus compensation.

        In the setting of bonus compensation for the other named executive officers, the Committee considered Former Viacom's operating performance as reflected in the respective bonus pool payouts and the individual performance of each executive, and increased the respective bonuses to reflect individual contributions to the success of the separation, which responsibilities were accomplished in addition to their ordinary responsibilities.

        During 2006, the Committee is undertaking a thorough review of all components of Viacom's compensation programs, including its executive compensation practices. The Committee's review will address, among other things, the mix of cash and equity compensation and the goals by which company and individual performance are measured. The Committee is focused on ensuring that compensation appropriately motivates performance in a manner consistent with evolving practices and is committed to aligning the interests of executives and employees with the interests of stockholders, in each case taking into account Viacom's strategic objectives, financial profile, competitive position and other factors.

Members of the Viacom Compensation Committee

Robert K. Kraft, Chair
Frederic V. Salerno
William Schwartz

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

        The following table sets forth information on the total compensation in 2005 for our President and Chief Executive Officer and four most highly compensated executive officers (the "named executive officers"). These persons became our executive officers effective at the time of the separation. All 2005 annual and other compensation was paid, credited or deferred, as appropriate, by Former Viacom, except for bonus amounts which were paid by us in 2006 following the separation. Liabilities with respect to deferred amounts were transferred to us in connection with the separation, except that liability for amounts owed to Mr. Redstone was split equally between us and CBS Corporation. Equity compensation awards in 2005 were made by Former Viacom and were converted to Viacom equity awards in the separation pursuant to the terms of the Merger Agreement. The share amounts presented below reflect this conversion.

	Annual Compensation(1)				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)(2)	Restricted Share Awards ($)(3)	Securities Underlying Stock Options (#)(4)	All Other Compen- sation ($)(5)	Total Compen- sation**
Sumner M. Redstone Executive Chairman and Founder(6)	2005	$5,806,651	$7,125,000	$115,092	$4,298,700	—	$5,940	$17,351,383
Thomas E. Freston President and Chief Executive Officer	2005	5,306,651	13,000,000	84,585	4,298,700	—	8,740	22,698,676
Michael D. Fricklas Executive Vice President, General Counsel and Secretary	2005	1,157,132	2,723,200	10,893	899,998	105,640	25,100	6,164,536
Michael J. Dolan* Executive Vice President and Chief Financial Officer	2005	1,016,266	2,733,848	2,472	899,986	115,376	3,960	5,969,067
Robert M. Bakish Executive Vice President, Operations and Viacom Enterprises	2005	931,731	2,242,500	14,200	899,998	105,640	24,816	5,461,458

*
Mr. Dolan commenced employment as Executive Vice President and Chief Financial Officer of Former Viacom on May 2, 2005.

**
Total compensation for each executive represents the aggregate of the columns presented in the table except for stock options, which are valued at grant date present value as set forth in the table "Option Grants in Fiscal 2005."

(1)
Annual Compensation for 2005 includes in salary or bonus, as appropriate, the following amounts of compensation deferred by the executive:

Executive	Deferral Under Employment Agreement	401(k) Plan	Excess 401(k) Plan	Bonus Deferral Plan
Sumner M. Redstone	$2,300,000	—	—	—
Thomas E. Freston	2,300,000	$14,000	—	—
Michael D. Fricklas	150,481	14,000	$45,666	—
Michael J. Dolan	168,269	—	—	—
Robert M. Bakish	—	14,000	135,423	$190,125

Amounts deferred under the 401(k) plan are invested at the executive's election in the investment options offered by the 401(k) plan. The executives are eligible to receive a matching contribution from Viacom to the 401(k) plan in the same manner as other employees. The amount of the matching contribution in 2005 for each executive is discussed below in footnote 5. Amounts deferred under the excess 401(k) plan, bonus deferral plan and pursuant to the executive's employment agreement are credited to a book-entry account in the participant's name and deemed invested in the same investment options the executive selects for the 401(k) plan. Such accounts are credited with earnings, gains or losses in the same manner as the 401(k) plan. The executives are eligible to receive a matching contribution from Viacom to the excess 401(k) plan in the same manner as other participants in the excess 401(k) plan. The amount of the matching contribution in 2005 for each executive is discussed below in footnote 5.

(2)
Perquisites.    Other Annual Compensation for 2005 includes the following perquisites received by the named executive officers:

Executive	Personal Use of Viacom Aircraft(a)	Car Allowance(b)	Car Insurance	Personal Use of Car Service(c)
Sumner M. Redstone	$107,543	$6,549	$1,000	—
Thomas E. Freston	69,993	6,549	1,000	$7,043
Michael D. Fricklas	2,704	6,549	1,000	640
Michael J. Dolan	—	2,234	—	238
Robert M. Bakish	—	13,200	1,000	—

  (a)
  The incremental cost of use of our aircraft is calculated by dividing the total variable costs (such as fuel, aircraft maintenance, landing and navigation fees and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual's total number of flight hours for non-business use for the year.

  (b)
  This perquisite was terminated for Messrs. Redstone, Freston, Fricklas and Dolan in July 2005 and for Mr. Bakish in April 2006.

  (c)
  Personal use of car service reflects commuting expenses in excess of company policy.
(3)
Value presented as of date of grant. As of January 3, 2006, the first day of trading of our Class B common stock following the separation, the value of the restricted share unit grants made in 2005 for each of the executives based on the opening price on the New York Stock Exchange of $41.12 was $2,310,532 for Mr. Redstone, $3,748,992 for Mr. Freston, $784,899 for Mr. Fricklas, $857,352 for Mr. Dolan and $784,899 for Mr. Bakish. Half of Mr. Redstone's Former Viacom restricted share units converted into restricted share units of CBS Corporation.

(4)
The number of Former Viacom stock options granted in 2005 before the conversion in the separation was as follows: 133,249 for Mr. Fricklas, 145,530 for Mr. Dolan and 133,249 for Mr. Bakish.

(5)
We maintain a program of life and disability insurance which is generally available to all salaried employees on the same basis. In addition, during 2005, Former Viacom provided certain life insurance benefits at specified levels for the named executive officers. All Other Compensation includes (a) premiums paid for life insurance coverage for 2005 of $5,940 for each of Messrs. Redstone and Freston, $2,600 for Mr. Fricklas, $3,960 for Mr. Dolan and $2,316 for Mr. Bakish; (b) matching contributions under our 401(k) plan for 2005 of $2,800 for each of Messrs. Freston, Fricklas and Bakish; and (c) credits for matching contributions under our excess 401(k) plan for 2005 of $19,700 for each of Messrs. Fricklas and Bakish.

(6)
Amounts represent the full amount paid to Mr. Redstone by Former Viacom and are duplicative of amounts reported by CBS Corporation, except for the 2005 bonus amount which is our portion of Mr. Redstone's 2005 bonus compensation that was paid in 2006. An equal amount of bonus compensation was paid to him by CBS Corporation.

Option Grants in Fiscal 2005

        The following table sets forth certain information with respect to option grants to purchase shares of Viacom Class B common stock awarded during 2005 to our named executive officers and reflects the conversion of the grants in the separation. The table includes a column designated "Grant Date Present Value." The calculation in that column is based on Former Viacom's Black-Scholes option pricing model adapted for use in valuing stock options at the time of grant.

		Individual Grants
Name	Number of Shares of Class B Common Stock Underlying Options(1)	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price ($/Share)	Expiration Date	Grant Date Present Value(2)
Sumner M. Redstone	—	—	—	—	—
Thomas E. Freston	—	—	—	—	—
Michael D. Fricklas	105,640	2.4%	$47.1493	1/26/13	$1,348,213
Michael J. Dolan	115,376	2.6%	43.1634	5/16/13	1,312,535
Robert M. Bakish	105,640	2.4%	47.1493	1/26/13	1,348,213

(1)
The number and exercise price of Former Viacom stock options granted in 2005 was as follows: 133,249 for Mr. Fricklas at an exercise price of $37.38, 145,530 for Mr. Dolan at an exercise price of $34.22, and 133,249 for Mr. Bakish at an exercise price of $37.38. The options vest in four equal annual installments beginning one year from the date of grant, which in the case of Messrs. Fricklas and Bakish was January 26, 2005, and in the case of Mr. Dolan was May 16, 2005.

(2)
Valued using the Black-Scholes model. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Expected volatility for stock option grants was determined based on Former Viacom's historical volatility on the date of grant. The grant date values presented in the table were determined in part using the following weighted-average assumptions for Former Viacom. No adjustments were made for non-transferability or risk of forfeiture.

Expected stock price volatility	24.01%
Risk-free interest rate	3.80%
Expected dividend yield	.76%
Expected life of options	5.2 years

  The approach used in developing the assumptions upon which the Black-Scholes valuation is based is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation."

Aggregated Option Exercises in Fiscal 2005 and Value of Options at January 3, 2006

        The following table sets forth information with respect to option exercises of Former Viacom stock options during 2005 for the named executive officers, and the status of their options at January 3, 2006, which reflects the conversion of their options in the separation. The value of unexercised in-the-money options as of January 3, 2006, the first day of trading of our Class B common stock following the separation, is calculated by subtracting the exercise price of the options from the opening price on the New York Stock Exchange of $41.12 and multiplying that number by the number of options.

				Number of Shares of Class B Common Stock Underlying Unexercised Options as of January 3, 2006
	Number of Shares of Class B Common Stock Acquired on Exercise					Value of Unexercised In-the-Money Options as of January 3, 2006($)
Name			Value Realized($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Sumner M. Redstone	2,000,000	(1)	$28,904,000	4,981,855	568,008	$16,717,293	$0
Thomas E. Freston	—		—	3,624,688	594,602	2,693,578	0
Michael D. Fricklas	—		—	610,456	105,640	2,489,991	0
Michael J. Dolan	—		—	—	115,376	0	0
Robert M. Bakish	—		—	336,940	105,640	1,076,184	0

(1)
The number of shares acquired on exercise does not reflect the conversion in the separation. Giving effect to the separation, 1,585,604 shares were acquired on exercise. Mr. Redstone's option exercises were effected pursuant to a Rule 10b5-1 trading plan adopted on November 3, 2005. Pursuant to the plan, Mr. Redstone exercised options that would otherwise have expired on January 29, 2006, and sold only such number of shares necessary so that the proceeds of the sales would be sufficient to pay the exercise price, income taxes and other fees associated with the exercise of the stock options.

        On March 8, 2005, the compensation committee of Former Viacom approved the acceleration of the vesting of unvested stock options having an exercise price of $38 ($47.93 on a converted basis) or greater (other than options under Former Viacom's Fund the Future program) granted from 1999 through May 19, 2004 under Former Viacom's 2000 Long-Term Management Incentive Plan that were held by current employees on March 8, 2005, including our named executive officers (other than Mr. Dolan, who was not an employee of Former Viacom at that time). Also accelerated were a small number of unvested stock options having an exercise price of $38 ($47.93 on a converted basis) or greater granted under Former Viacom's 1997 Long-Term Management Incentive Plan. Stock option awards granted from 1999 through May 19, 2004 with respect to approximately 29 million shares of Former Viacom Class B common stock, including options with respect to 2,371,250 shares of Former Viacom Class B common stock that were held by our named executive officers, were subject to this acceleration which was effective as of March 8, 2005. The compensation committee of Former Viacom also imposed a holding period that required certain Former Viacom executive officers who became our executive officers to refrain from selling the shares acquired upon the exercise of these options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option's original vesting terms or, if earlier, the executive officer's last day of employment.

Retirement Plans

        The Viacom Pension Plans.    We have established a tax-qualified defined benefit pension plan (the "Pension Plan") for all eligible Viacom employees who satisfy age and service requirements, including the named executive officers. The Pension Plan assumed from the Former Viacom pension plan the liability for benefits accrued through the date of the separation for our named executive officers who participated in the Former Viacom pension plan, except for Mr. Redstone for whom such liability will remain in the Former Viacom pension plan. Assets allocable to those accrued benefits are being transferred from the Former Viacom pension plan to the Pension Plan based on applicable rules governing such transfers.

        Participation in our Pension Plan begins on the later of the first of the month coincident with or next following the date an employee turns 21 and completes one year of eligibility service. An eligible employee will receive a retirement benefit that is calculated using the plan formula and is based upon the employee's years of benefit service (up to a maximum of 30 years) and final average compensation (eligible salary, commissions and bonus) for the highest 60 consecutive months out of the final 120 months of employment. Participants in the Pension Plan receive credit for years of service credited under the Former Viacom pension plan. Employees are fully vested in their accrued benefit upon completion of five full years of service.

        Compensation for purposes of the Pension Plan is limited by federal law to $210,000 for 2005. This amount is adjusted each year in accordance with the Internal Revenue Code (the "Code"). We have established an excess pension plan (the "Excess Pension Plan") to provide benefits to participants in the Pension Plan whose annual base salary and commissions exceed the annual compensation limitation. We have assumed the liability for amounts credited under the Former Viacom excess pension plan through the date of the separation for our named executive officers who participated in the Former Viacom excess pension plan, except for the liability for Mr. Redstone that will remain a liability of Former Viacom.

        The benefits under the Excess Pension Plan are calculated using the Pension Plan formula and eligible compensation in excess of the annual compensation limitation. The maximum amount of total annual compensation that may be taken into account under the Pension Plan and the Excess Pension Plan (together, the "Pension Plans") is $750,000 or, for any employee who was a participant in the Former Viacom excess pension plan as of December 31, 1995, the employee's base salary as of December 31, 1995, if greater than $750,000. In the case of Mr. Redstone, the maximum amount is limited to $375,000. Mr. Freston's base salary as of December 31, 1995 exceeded $750,000 but was less than $1 million and his pension benefit will therefore be based on his base salary as of that date.

        The following table illustrates, for representative average annual compensation and years of benefit service classifications, the annual retirement benefit payable to employees under the Pension Plans upon retirement in 2005 at age 65, based on the single life annuity form of benefit payment and not subject to offset.

Pension Plan Table

	Years of Service
Remuneration	15	20	25	30
$250,000	$61,973	$82,630	$103,288	$123,946
500,000	127,598	170,130	212,663	255,196
750,000	193,223	257,630	322,038	386,446
1,000,000	258,848	345,130	431,413	517,696

        The number of years of benefit service through December 31, 2005 credited for Messrs. Freston, Fricklas and Bakish are approximately 20 years, 11.5 years, and 8 years, respectively. Mr. Redstone's participation in the Pension Plans is deemed to have commenced on January 1, 2006 for purposes of benefit service. Mr. Redstone must receive certain minimum payments from the Pension Plan beginning in 2007. Mr. Dolan's participation in the Pension Plans will commence on June 1, 2006.

        The Viacom 401(k) Plans.    We have established a tax-qualified defined contribution 401(k) plan (the "401(k) Plan") for all eligible employees, including the named executive officers, who satisfy age requirements, and, for certain categories of employees, service requirements. The full account balances as of the separation date of our named executive officers under the Former Viacom 401(k) plan have been transferred to the 401(k) Plan, except for the account balance of Mr. Redstone that will remain in the Former Viacom 401(k) Plan. Full-time employees who have turned 21 will be eligible to participate in the 401(k) Plan immediately upon their date of hire. Participants may defer between 1% and 15% of their eligible compensation on a before tax or after tax basis. Our matching contribution is calculated using a performance-based formula. Employees become vested in their matching contribution account in the 401(k) Plan according to a schedule over a five-year period. For purposes of vesting, participants receive credit for years of service credited under the Former Viacom 401(k) plan.

        Compensation for purposes of the 401(k) Plan is limited by federal law to $210,000 for 2005. This amount is adjusted each year in accordance with the Code. We have established excess 401(k) plans to provide benefits to employees who are participants in the 401(k) Plan and whose annual base salary and commissions exceed the annual compensation limitation. We maintain an account in the name of each participant and that account is credited with the amount of the participant's deferral. Participant accounts under the excess 401(k) plans are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the 401(k) Plan. We have assumed the liability for amounts credited under the Former Viacom excess 401(k) plans through the date of the separation for our named executive officers who participated in the Former Viacom excess 401(k) plans, except for the liability for Mr. Redstone that will remain in the Former Viacom excess 401(k) plans. All of our executive officers are eligible to participate in the Viacom Excess 401(k) Plan for Designated Senior Executives.

        Matching contributions made by us to the 401(k) Plan and the excess 401(k) plans together for any participant will not be made with respect to eligible compensation in excess of $750,000 or, for any employee who was a participant in the Former Viacom excess 401(k) plans as of December 31, 1995, the sum of the employee's base salary plus bonus as of December 31, 1995, if greater than $750,000. In the case of Mr. Redstone, the maximum amount of compensation with respect to which matching contributions will be made is limited to $375,000. In the case of Mr. Freston, the maximum amount of compensation with respect to which matching contributions will be made is limited to his base salary plus bonus as of December 31, 1995, which exceeded $750,000. Mr. Freston is not currently contributing to the excess 401(k) plan.

        The Bonus Deferral Plans.    Our bonus deferral plans are voluntary unfunded nonqualified deferred compensation plans for the benefit of senior executives who are designated as eligible to participate in the excess 401(k) plans (whose annual base salary and commissions exceed the annual compensation limit under the 401(k) Plan). Under the terms of the bonus deferral plans, a participant may elect before the end of each year to defer a portion (from 1% to 15%) of his or her cash bonus compensation earned in respect of the next succeeding calendar year. We maintain an account in the name of each participant, which account is credited with the amount of the participant's bonus deferral. Participant accounts under the bonus deferral plans are credited (or charged) with earnings, gains or losses based on the investment performance of the funds selected by the participant for amounts contributed to the 401(k) Plan. All of our executive officers are eligible to participate in the Viacom Bonus Deferral Plan for Designated Senior Executives.

Employment Agreements

        On December 29, 2005, we entered into a new employment agreement with Sumner M. Redstone, pursuant to which Mr. Redstone serves as our Executive Chairman and Founder effective as of the separation. Mr. Redstone's agreement provides that he will be actively engaged in, and have responsibility, working with the Board and our President and Chief Executive Officer, for (a) our overall leadership and strategic direction; (b) providing guidance and support to our senior management; (c) the coordination of the activities of the Board; and (d) communication with stockholders and other important constituencies. Under the Employment Agreement, Mr. Redstone will receive an annual salary of $1.75 million; annual deferred compensation of $1.3 million; an annual bonus for 2005, as jointly determined by the compensation committees of Viacom and CBS Corporation and to be paid 50% by each company; and an annual bonus for 2006 and thereafter to be paid in accordance with our Senior Executive Short-Term Incentive Plan based on performance objectives established by our compensation committee (with the target bonus for 2006 and later years being 200% of the sum of Mr. Redstone's salary and deferred compensation). The Employment Agreement also provides that Mr. Redstone's Former Viacom equity awards be converted into corresponding Viacom and CBS Corporation awards in accordance with the terms of the Merger Agreement by which the separation was effected. The Employment Agreement generally permits Mr. Redstone to participate in all arrangements for benefits, business expenses and perquisites available to our senior executives (including life insurance, which in the case of Mr. Redstone is in the amount of $2.5 million). The Employment Agreement has no specific term and may be terminated at the will of either party upon notice to the other. Pursuant to the terms of Mr. Redstone's employment agreement in place during 2005, he received an award under the Former Viacom LTMIP of 115,000 RSUs in 2005. The RSUs vest upon certification by the Compensation Committee that the one-year performance criteria established by the Compensation Committee for the year in which the units were granted have been achieved. The units are payable in shares of Class B common stock. Mr. Redstone elected to defer the settlement of his 2005 grant of RSUs.

        On July 1, 2004, Former Viacom entered into an employment agreement with Mr. Freston with a five-year term. On June 14, 2005, Former Viacom amended the terms of Mr. Freston's employment agreement by letter agreement. As of the date of the separation, Mr. Freston's employment agreement was assigned to us and Mr. Freston serves as our President and Chief Executive Officer. The employment agreement provided that the assignment did not constitute "good reason" to terminate the agreement. Pursuant to his employment agreement, Mr. Freston began to receive a salary of $3 million per annum on July 1, 2004 and deferred compensation at a rate of $2 million per annum that increases for subsequent calendar years by $300,000 on each January 1, commencing January 1, 2005. In addition, Mr. Freston is eligible to receive annual bonus compensation with a target bonus set at 200% of the sum of his salary and deferred compensation for such year. Mr. Freston is entitled to be provided with $8 million of life insurance during the employment term. Mr. Freston's agreement provides for him to receive awards under the Former Viacom LTMIP or our 2006 LTMIP, as appropriate, of 115,000 RSUs per year (as such number was adjusted in connection with the separation) during the first quarter of each of 2005, 2006, 2007 and 2008. The RSUs vest upon certification by the Compensation Committee that the one-year performance criteria established by the Compensation Committee for the year in which the units were granted have been achieved. The units are payable in shares of Class B common stock. Mr. Freston can elect to defer payment of the RSUs prior to the year of grant for up to ten years for in-service distributions and for up to three years for post-termination distributions. In addition, in connection with the separation, Mr. Freston's Former Viacom equity awards were converted into corresponding Viacom awards in accordance with the terms of the Merger Agreement.

        The employment agreement for Mr. Freston contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and Former Viacom's ownership of work product and requiring cooperation in litigation, as well as other covenants, during the executive's employment and for specified periods after the termination of employment. The employment agreement for Mr. Freston provides that, in the event of the termination of his employment by us without "cause" or his voluntary termination for "good reason" (as these terms are defined in his employment agreement) during the employment term, Mr. Freston will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term (or, in the case of medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), for at least 18 months after the date of termination), subject to mitigation after the first 36 months. Further, in such event, all unvested RSUs will vest and become payable and all stock options granted on or after July 1, 2004 that are vested on the date of such termination of his employment, or that would have vested and become exercisable by the end of the employment term, will be exercisable for the following period after the date of such termination (but not beyond the expiration date of the stock options): (i) six months, if the termination occurs during the first year of the term, (ii) one year, if the termination occurs during the second year of the term, (iii) two years, if the termination occurs during the third year of the term, and (iv) three years, if the termination occurs during the fourth or fifth years of the term.

        Mr. Fricklas's employment agreement with Former Viacom was amended in April 2005. Effective as of the date of the separation, Mr. Fricklas's employment agreement with Former Viacom was assigned to us and Mr. Fricklas serves as Executive Vice President, General Counsel and Secretary of Viacom. The employment agreement provides that it shall not be considered "good reason" or a breach of Former Viacom's obligations under the employment agreement if Mr. Fricklas is assigned duties directly comparable to those set forth in his employment agreement, reports to our Chairman or the Chief Executive Officer directly, holds a title no less than the title he held with Former Viacom prior to the separation and our financial statements report no less than 30% of the consolidated revenues and OIBDA of Former Viacom for the year ended December 31, 2004. "OIBDA" refers to operating income before depreciation and amortization. Mr. Fricklas's agreement provides that he will continue to be employed as our Executive Vice President, General Counsel and Secretary through January 31, 2008, at a salary of $1.25 million per annum. Mr. Fricklas's annual target bonus was set at $1 million for calendar year 2005 and increased to 100% of the sum of his salary and deferred compensation for 2006 and subsequent years. Mr. Fricklas earned deferred compensation at an annual rate of $100,000 through April 30, 2005 and then at an annual rate of $175,000 for the balance of 2005. Beginning on January 1, 2006, Mr. Fricklas earned deferred compensation at an annual rate of $250,000. Mr. Fricklas is also eligible to receive annual grants of long-term compensation for 2006 and subsequent years, as determined by the Compensation Committee based on a target value of $3 million. Under his employment agreement, Mr. Fricklas is provided with $5 million of life insurance in effect from January 1, 2006. Mr. Fricklas's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and our ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. In the event of the termination of Mr. Fricklas's employment by us without "cause" or his voluntary termination for "good reason" (as these terms are defined in his employment agreement) during the employment term, he will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first 12 months. Further, in such event, stock options that would have vested during the employment term will vest on the date of termination and, together with outstanding options that vested prior to the date of termination, will remain exercisable for the following period after the date of termination (but not beyond the expiration of such stock options): one year for options granted on or after January 29, 2003 and six months for options granted before January 29, 2003. Effective as of the date of the separation, the restrictive covenants contained in Mr. Fricklas's employment agreement will apply to the benefit of both Viacom and CBS Corporation until one year after the date of the separation and thereafter only to us.

        On May 2, 2005, Former Viacom entered into an employment agreement with Mr. Dolan with a four-year term. The employment agreement provides that Mr. Dolan would be employed as Executive Vice President of Former Viacom effective May 2, 2005 and Chief Financial Officer of Former Viacom effective May 11, 2005, at a salary of $1.25 million per annum. Effective as of the date of the separation, Mr. Dolan's employment agreement was assigned to us and Mr. Dolan serves as our Chief Financial Officer. Mr. Dolan's annual target bonus is 100% of the sum of his salary and deferred compensation. Mr. Dolan earns deferred compensation at an annual rate of $250,000. The amount of Mr. Dolan's salary and deferred compensation will be subject to discretionary annual merit reviews commencing May 2, 2006. Mr. Dolan is also eligible to receive annual grants of long-term compensation for the calendar years 2005 through 2008, as determined by the Compensation Committee, based on a target value of $3 million. Under his employment agreement, Mr. Dolan is provided with $5 million of life insurance. Mr. Dolan's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and our ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. In the event of the termination of Mr. Dolan's employment by us without "cause" or his voluntary termination for "good reason" (as these terms are defined in his employment agreement) during the employment term, he will be entitled to receive salary, deferred compensation and target bonus compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first 12 months. Further, in such event, stock options that would have vested during the employment term will vest on the date of termination and, together with outstanding options that vested prior to the date of termination, will remain exercisable for one year after the date of termination (but not beyond the expiration of such stock options).

        On August 1, 2004, Former Viacom entered into an employment agreement with Mr. Bakish for a three-year term. Effective as of the date of the separation, Mr. Bakish's employment agreement with Former Viacom was assigned to us and Mr. Bakish serves as Executive Vice President, Operations and Viacom Enterprises. The employment agreement provides that Mr. Bakish would be employed as Executive Vice President, Operations, of the office of the co-President and co-Chief Operating Officer of Former Viacom with responsibility for MTV Networks, at a salary of $900,000 per annum subject to annual merit reviews. Mr. Bakish's annual target bonus is 100% of his salary. Mr. Bakish is eligible to receive annual grants of long-term compensation for 2006 and 2007, as determined by the Compensation Committee, based on a target value of $3 million, through a combination of RSUs and stock options, with at least 30% of the value of each annual long-term compensation award derived from the grant of RSUs. Mr. Bakish's employment agreement contains restrictive covenants imposing non-competition obligations, restricting solicitation of employees, protecting confidential information and our ownership of work product and requiring cooperation in litigation, as well as other covenants, during his employment and for specified periods after the termination of employment. In the event of the termination of Mr. Bakish's employment by us without "cause" or his voluntary termination for "good reason" (as these terms are defined in his employment agreement) during the employment term, he will be entitled to receive salary, target bonus compensation and certain benefits and perquisites for the balance of the employment term, subject to mitigation after the first 12 months. Further, in such event, stock options that would have vested during the employment term will vest on the date of termination and will remain exercisable for the following periods after the date of termination (but not beyond the expiration of such stock options); for options granted before August 1, 2004, six months after the date of termination; and for options granted on or after August 1, 2004, one year if the termination occurs before August 1, 2006 and two years if the termination occurs on or after August 1, 2007. In addition, in such event, all unvested RSUs that would have vested during the employment term will vest and become payable on the date of termination.

Compensation Committee Interlocks and Insider Participation

        Robert K. Kraft, Frederic V. Salerno and William Schwartz serve on our Compensation Committee. None of such persons has ever been an officer or employee of ours or any of our subsidiaries. The members of Former Viacom's Compensation Committee during 2005 were Frederic V. Salerno, William Schwartz, Robert D. Walter, and until May 2005, Jan Leschly. During 2005, no Former Viacom executive officer served as a director or member of the compensation committee of any other entity of which an executive officer served on Former Viacom's Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        We have three equity compensation plans under which we grant equity awards—the Viacom Inc. 2006 Long-Term Management Incentive Plan (the "2006 LTMIP"), the Viacom Inc. 2006 Stock Option Plan for Outside Directors and the Viacom Inc. 2006 RSU Plan for Outside Directors. The director plans both draw from the same share reserve as set forth in the 2006 Stock Option Plan for Outside Directors. Each of these equity compensation plans was approved by Former Viacom as our sole stockholder prior to the separation and became effective at the time of the separation.

        The following table sets forth certain information as of January 3, 2006 concerning the shares of Class B common stock authorized for issuance under our equity compensation plans and reflects the conversion of outstanding Former Viacom equity awards into Viacom equity awards in connection with the separation. No shares of Class A common stock are authorized for issuance under the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
2006 LTMIP	41,423,086	$51.22	51,043,153	(1)
Director Plans	109,117	$53.27	506,958	(2)

Total	41,532,203	$51.23	51,550,111

(1)
Includes 1,043,153 shares reserved for issuance of outstanding restricted share units and 50 million shares reserved for future issuance of stock options, restricted share units and/or other equity awards.

(2)
Includes 6,958 shares reserved for issuance of outstanding restricted share units and 500,000 shares reserved for future issuance of stock options and restricted share units to Outside Directors.

OTHER MATTERS

        In an effort to reduce the amount of paper mailed to stockholders' homes and to help lower our printing, postage and other costs, stockholders can elect to receive future Viacom proxy statements, annual reports and other stockholder communications electronically instead of by mail. If you enrolled in the past with respect to receipt of Former Viacom's proxy materials, that enrollment is not valid for us. You must separately enroll to receive electronic delivery of our proxy materials and other stockholder communications in the future. We highly recommend that you consider electronic delivery of these documents. If you are interested in participating in this electronic delivery program, you should visit www.icsdelivery.com/viacom. You can always change your mind and resume receiving copies of these documents by mail by revisiting the website and selecting "change/cancel existing enrollment."

        As of the date of this proxy statement, management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the proxy holders will act on those matters in accordance with their best judgment.

        In order for proposals by stockholders to be considered for inclusion in the proxy card and proxy statement relating to the 2007 Annual Meeting of Stockholders, such proposals must be received on or before December 15, 2006 at our principal executive offices at 1515 Broadway, New York, NY 10036-5794, attention: Michael D. Fricklas, Secretary.

By Order of the Board of Directors,

MICHAEL D. FRICKLAS Secretary

        We have sent or are sending with this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements and schedules thereto, to each of our stockholders as of March 31, 2006 in lieu of a separate annual report. If you have not received your copy, we will provide a copy without charge (a reasonable fee will be charged for exhibits) upon receipt of a written request sent to Michael D. Fricklas, Secretary, Viacom Inc., 1515 Broadway, New York, NY 10036-5794. The Form 10-K is also available on our website www.viacom.com.

ANNEX A

VIACOM INC.

AUDIT COMMITTEE CHARTER

Purpose

        The Audit Committee is established by the Board of Directors for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

        The Committee is responsible for assisting the Board's oversight of (1) the quality and integrity of the Company's financial statements and related disclosure, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors.

Composition

  1.
  Members.    The Committee shall consist of as many members as the Board, in consultation with the Committee itself, shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board, taking into account the recommendation of the Governance and Nominating Committee of the Board.

  2.
  Qualifications.    Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and the New York Stock Exchange. The Committee shall have at least one member with financial expertise necessary to meet the requirements of the New York Stock Exchange and who either falls within the definition of "audit committee financial expert" as defined by the Securities and Exchange Commission or who, in the business judgment of the Board, is capable of serving the functions expected of such an audit committee financial expert.

  3.
  Chair.    The Chair of the Committee shall be elected by the Board, taking into account the recommendation of the Governance and Nominating Committee of the Board.

  4.
  Removal and Replacement.    The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board, taking into account the recommendation of the Governance and Nominating Committee of the Board.

Operations

  1.
  Meetings.    The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least six times per year. The Committee shall meet separately, periodically, with management (including the Chief Financial Officer and Chief Accounting Officer), the General Counsel and the internal auditors. The Committee shall also meet separately with the independent auditor as frequently as either the Committee or the independent auditor shall request, but in any event at least four times each year. The Chair of the Committee will determine in advance of each meeting whether non-Committee members may attend the meeting. The Chair of the Committee shall also determine whether participation in the meeting by teleconference or videoconference will be permitted.

  2.
  Agenda.    The Chair of the Committee shall develop and approve the Committee's agenda, in consultation with other members of the Committee. Each member of the Board and members of management are free to suggest the inclusion of items on the agenda. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be provided to the members of the Committee sufficiently in advance of each meeting to permit meaningful review.

  3.
  Report to Board.    The Committee shall report regularly to the entire Board and shall submit to the Board the minutes of its meetings.

  4.
  Self-Evaluation; Assessment of Charter.    The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter annually and recommend any changes to the Board.

Authority and Duties

Independent Auditor's Qualifications and Independence

  1.
  The Committee shall be directly responsible for the appointment, retention, termination, compensation and oversight of the work of the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  2.
  The Committee shall have the sole authority to preapprove all audit services, including services relating to internal control over financial reporting, and permitted non-audit services to be provided by the independent auditor. The Committee shall also have the sole authority to preapprove all audit services to be provided by any accounting firm. The Committee may, at its discretion, form and delegate to subcommittees consisting of one or more members the authority to grant such preapprovals, provided that the decisions of such subcommittee shall be reported to the full Committee at least four times per year.

  3.
  The Committee shall obtain and review with the lead audit partner and, if the Committee deems it appropriate, a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental or professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and to assess the independent auditor's independence, all relationships between the independent auditor and the Company. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

  4.
  The Committee shall review the experience, qualifications, rotation requirements and performance of the senior members of the independent auditor team.

  5.
  The Committee's policy on the Company's hiring of employees and former employees of the independent auditor is that the Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company's audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee (within the preceding three fiscal years) of the independent auditor for senior positions within the Company, regardless of whether that person was a member of the Company's audit team.

Financial Statements and Related Disclosure

  6.
  The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," before the filing of the Company's Form 10-K and Form 10-Qs.

  7.
  The Committee shall discuss generally with management earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee (or a subcommittee thereof) shall review and discuss with management earnings press releases before they are issued.

  8.
  The Committee shall discuss with management and the independent auditor: (a) all critical accounting policies and practices to be used by the Company in preparing its financial statements, including any significant changes in the Company's selection or application of accounting principles, (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (c) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

  9.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  10.
  The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

  11.
  The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

Performance of the Internal Audit Function and Independent Auditors

  12.
  The Committee shall review with management, the internal auditor and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function's organization, responsibilities, plans, results, budget and staffing. In addition, the Committee shall review and advise on the appointment, replacement, reassignment, dismissal and compensation of the principal internal auditor.

  13.
  The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company's internal control over financial reporting, including reports regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting and discuss the appropriate corrective action.

  14.
  The Committee shall review and discuss with management, the internal auditor and the independent auditor management's annual assessment of the effectiveness of the Company's internal control over financial reporting and the independent auditor's reports on such assessment and the effectiveness of the Company's internal control over financial reporting.

  15.
  The Committee shall review and discuss the Company's policies with respect to risk assessment and risk management.

Compliance with Legal and Regulatory Requirements

  16.
  The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

  17.
  The Committee shall review with the General Counsel the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities.

  18.
  The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  19.
  The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with applicable legal and regulatory requirements, including the Foreign Corrupt Practices Act.

Funding

  20.
  The Company will provide the funding the Audit Committee determines is necessary to (i) compensate the independent auditor for the purpose of preparing or issuing an audit report or related work, (ii) compensate any advisors the Audit Committee determines to retain and (iii) pay for any ordinary administrative expenses that are necessary and appropriate for the Audit Committee to carry out its duties.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee has the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to the Company's senior management and employees and all Company books, records and facilities. The Committee may retain outside counsel, auditors or other advisors, in its sole discretion.

Clarification of Audit Committee's Role

        The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare the consolidated financial statements in accordance with applicable law and regulations and of the Company's independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

VOTE BY MAIL
Mark, sign and date this proxy card and return it in the enclosed postage prepaid envelope so that it is received prior to the Annual Meeting on May 24, 2006.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 23, 2006 (May 22, 2006 for participants in 401(k) plan). Have this proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
If you live in the United States or Canada, use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, on May 23, 2006 (May 22, 2006 for participants in 401(k) plan). Have this proxy card in hand when you call and then follow the recorded instructions.

Your telephone or Internet vote authorizes the proxy holders to vote the shares represented by this proxy in the same manner as if you returned the proxy card. If you have submitted your proxy by telephone or the Internet there is no need for you to return this proxy card.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to help reduce the costs incurred by Viacom in mailing proxy materials, you can consent to receiving all future stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

DETACH PROXY HERE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET AND MARK BELOW IN BLUE OR BLACK INK AS FOLLOWS:
VIACM1
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIACOM INC.

1.	Election of Directors Nominees: 01) George S. Abrams 02) Philippe P. Dauman	07) Robert K. Kraft 08) Charles E. Phillips, Jr.
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
	03) Thomas E. Dooley	09) Shari Redstone
	04) Thomas E. Freston	10) Sumner M. Redstone	☐	☐	☐
	05) Ellen V. Futter	11) Frederic V. Salerno
	06) Alan C. Greenberg	12) William Schwartz
						For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as independent auditor for Viacom Inc. for fiscal year 2006.					☐	☐	☐

Please sign exactly as your name(s) appear(s) on this proxy card. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
		Yes	No
Please indicate if you plan to attend this meeting. If you check “yes”, an admission ticket will be sent to you.		☐	☐

Please sign, date and return this proxy card in the enclosed postage prepaid envelope.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Holder)			Date

VIACOM INC. 1515 Broadway New York, New York 10036 2006 Annual Meeting Proxy Card

P R O X Y

The undersigned hereby appoints SUMNER M. REDSTONE and MICHAEL D. FRICKLAS, and each of them, as proxy holders with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of Class A Common Stock of Viacom Inc. represented by this proxy at the Annual Meeting of Stockholders to be held at the Hudson Theatre, Millennium Broadway Hotel, 145 West 44th Street, New York, New York at 10:30 a.m., Eastern Daylight Time, on Wednesday, May 24, 2006, and at any adjournments or postponements thereof, on the matters set forth on the reverse side as more fully described in the Notice of 2006 Annual Meeting of Stockholders and Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIACOM INC. THIS PROXY WHEN PROPERLY EXECUTED AND TIMELY RECEIVED PRIOR TO THE MEETING WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.

You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR matters (1) and (2). Therefore, unless otherwise specified, the vote represented by this proxy will be cast FOR matters (1) and (2). The proxy holders are directed to vote as specified on the reverse side hereof and in their discretion on all other matters.

Attention participants in the 401(k) plan: If you hold shares of Viacom Inc. Class A Common Stock through Viacom’s 401(k) plan, you should complete, sign and return this proxy card to instruct the trustee of the plan how to vote these shares. Your proxy must be received no later than 11:59 p.m., Eastern Daylight Time, on May 22, 2006 so that the trustee of the plan (who votes the shares on behalf of plan participants) has adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Viacom Inc.
c/o ADP
51 Mercedes Way
	(Continued, and to be signed and dated on the reverse side.)	Edgewood, NY 11717

QuickLinks

VIACOM INC. NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
TABLE OF CONTENTS
SEPARATION FROM THE FORMER VIACOM INC.
VOTING AND SOLICITATION OF PROXIES
CORPORATE GOVERNANCE
OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATED PARTY TRANSACTIONS
ITEM 1—ELECTION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
SERVICES PROVIDED BY THE INDEPENDENT AUDITOR AND FEES PAID
ITEM 2—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITOR
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
VIACOM INC. AUDIT COMMITTEE CHARTER